UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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DYNAVAX TECHNOLOGIES CORPORATION
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DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation, or the Company. The meeting will be held on May 31, 2018, at 9:00 a.m. Pacific Time, at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710 for the following purposes:

1.	To elect our nominees for Class III directors to hold office until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To approve the Dynavax Technologies Corporation 2018 Equity Incentive Plan.

3.	To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

6.	To conduct any other business properly brought before the meeting or any adjournment(s) thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2018 Annual Meeting is April 9, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held at 9:00 a.m., Pacific Time, on May 31, 2018 at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

The proxy statement and annual report to stockholders

are available at http://investors.dynavax.com/annuals-proxies.cfm.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Steven N. Gersten
Steven N. Gersten
Secretary

Berkeley, California

April 20, 2018

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

May 31, 2018

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors, or Board, of Dynavax Technologies Corporation, or the Company or Dynavax, or we or us, is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, or Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2018, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 31, 2018 at 9:00 a.m. Pacific Time, at our executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact. Information on how to vote in person at the Annual Meeting is discussed below. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee reflecting their beneficial ownership of our common stock as of April 9, 2018, as well as a proxy from the record holder to the stockholder.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2018, will be entitled to vote at the Annual Meeting. On this record date, there were 62,255,860 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2018, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on five proposals:

1.	To elect our nominees for Class III directors to hold office until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	To approve the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “2018 EIP”).

3.	To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

5.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with her or his best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Directions to the Annual Meeting may be found at http://www.dynavax.com/contact.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. You may vote by telephone until 11:59 p.m., Eastern Time, May 30, 2018.

•	To vote using the internet, simply follow the instructions on the enclosed proxy card. You may vote by using the internet until 11:59 p.m., Eastern Time, May 30, 2018.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable stock exchange deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposal 5.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of our nominees for Class III directors.

2.	Proposal 2: “For” approval of the 2018 EIP;

3.	Proposal 3: “For” approval of the amendment and restatement of the 2014 ESPP to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000;

4.	Proposal 4: “For” advisory approval of executive compensation; and

5.	Proposal 5: “For” ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your proxy card with the most recent date is the one that will be counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2018 to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710. However, if our 2019 Annual Meeting of Stockholders is not held between May 1, 2019, and June 30, 2019, then the deadline will be a reasonable time before we begin to print and send our proxy materials. If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 1, 2019, and no earlier than March 2, 2019. However, if our 2018 Annual Meeting of Stockholders is not held between May 1, 2018, and June 30, 2018, then you must submit your proposal (or director nomination) not less than 60 days nor more than 90 days prior to the time we send our proxy materials.

How many votes are needed to approve each proposal?

•

Proposal 1, to elect our nominees for Class III directors, the three nominees receiving the most “For” votes from the holders of shares present (either in person or represented by proxy) and cast for the election of directors will be elected. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote. However, if a nominee receives a greater number of “Withhold” votes than “For” votes, such nominee will submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our Majority Vote Policy discussed in more detail on page 63 of this proxy statement.

•

Proposal 2, to approve the 2018 EIP, must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and cast at the meeting (i.e., representing the majority voting power). If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Proposal 3, to approve the amendment and restatement of the 2014 ESPP to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000, must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and cast at the meeting (i.e., representing the majority voting power). If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Proposal 4, advisory approval of the compensation of the Company’s named executive officers, will be considered to be approved if it receives “For” votes from the holders of a majority of shares present (either in person or by proxy) and cast at the meeting (i.e., representing the majority voting power). If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Proposal 5, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2018, must receive “For” votes from the holders of a majority of shares present (either in person or by proxy) and cast at the meeting (i.e., representing the majority voting power). If you return your proxy and select “Abstain” from voting, it will have the same effect as an “Against” vote. As Proposal 5 is considered a “routine” matter, we do not expect to receive any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 62,255,860 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the voting. If we are unable to obtain final results in that time, we will announce the preliminary results and subsequently file a second current report on Form 8-K with the final results.

What proxy materials are available on the internet?

The 2018 proxy statement and 2017 Annual Report on Form 10-K are available at http://investors.dynavax.com/annuals-proxies.cfm.

Householding of Proxy Materials

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are Dynavax stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker and we will promptly deliver to you a separate set of our Annual Meeting materials. Direct your written request to Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710, (510) 848-5100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has nine members. However, one of our Class III directors, Dr. Plotkin, has advised the Board of his decision to retire effective as of the date of the Annual Meeting. The Board has no current plans to fill the vacancy upon the effective date of Dr. Plotkin’s resignation. There are three directors in the class whose term of office expires in 2018: Arnold L. Oronsky, Ph.D., Francis R. Cano, Ph.D. and Peggy V. Phillips, each of whom is a nominee for director and currently a director of the Company. Drs. Oronsky and Cano and Ms. Phillips were previously elected by the stockholders in 2015. If each nominee is elected at the Annual Meeting, each of these nominees will serve until the 2021 Annual Meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. There were six directors in attendance at our 2017 Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore anticipate that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than “For” votes. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. For more information on this policy see the section entitled “Corporate Governance.” If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Set forth below is certain biographical information as of April 9, 2018, for the nominees and each person whose term as a director will continue after the Annual Meeting.

Name	Age	Position
Arnold L. Oronsky, Ph.D.	77	Chairperson of the Board
Francis R. Cano, Ph.D.	73	Director
Dennis A. Carson, M.D.	71	Director
Laura Brege	60	Director
Eddie Gray	59	Chief Executive Officer (“CEO”) and Director
Daniel L. Kisner, M.D.	71	Director
Peggy V. Phillips	64	Director
Natale Ricciardi	69	Director

CLASS III DIRECTORS NOMINEES

Arnold L. Oronsky, Ph.D.

Dr. Oronsky has been a member of our Board since November 1996 and became Chairperson of the Board in February 2006. Dr. Oronsky has been a managing director with InterWest Partners, a venture capital firm, since 2009. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky currently serves on the boards of directors of Tesaro, Inc., an oncology-focused biopharmaceutical company, and KalVista Pharmaceuticals, Inc., a biotechnology company. Dr. Oronsky also served on the board of directors of MacroGenics, Inc., a biopharmaceutical company, from 2000 to 2014, and Applied Genetic Technologies Corporation, a biotechnology company, from November 2003 until August 2017. The Board believes that Dr. Oronsky’s significant experience in growing and developing life sciences companies, particularly in the immunology area, provides significant leadership and insights for the Board in defining the strategy of the Company and qualifies him to be nominated as a director. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.

Francis R. Cano, Ph.D.

Dr. Cano was appointed to our Board in November 2009. Dr. Cano has been President and Founder of Cano Biotech Corp., a consulting firm focusing on the vaccine business, since 1996 and also serves on the board of Biomerica, Inc., a developer and manufacturer of diagnostic products. Previously, Dr. Cano served on the board of Arbor Vita Corporation, a biopharmaceutical company. From 1993 to 1996, Dr. Cano was President and Chief Operating Officer for Aviron, a biopharmaceutical company, which was later acquired by MedImmune in 2001. As a Co-Founder of Aviron, he completed two rounds of venture financing, a licensing agreement with SmithKline Biologicals and in-licensed Flu-Mist influenza vaccine from the National Institutes of Health. For 21 years, Dr. Cano worked with the Lederle Laboratories Division of American Cyanamid, including as its Vice President and General Manager of the Biologicals unit. The Board believes that Dr. Cano’s experience as a founder of and advisor to established vaccine businesses provides significant insights for the strategy of the Company with respect to key technical and operational issues in vaccine development and qualifies him to be nominated as a director. He earned a Ph.D. in Microbiology from Pennsylvania State University, served as a Research Associate at Rutgers Institute of Microbiology, and holds a M.S. in Microbiology and a B.S. in Biology from St. John’s University.

Peggy V. Phillips

Ms. Phillips has been a member of our Board since August 2006. Ms. Phillips served on the board of directors of several biopharmaceutical companies: PhaseRx, Inc. from 2016 to 2018, Tekmira Pharmaceuticals from 2014 to 2015, Portola Pharmaceuticals from 2006 to 2013, as well as the Naval Academy Foundation from 2003 to 2011. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as its Chief Operating Officer until the company was acquired by Amgen in 2002. During her career at Immunex, she held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel ® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex, Ms. Phillips worked at Miles Laboratories. The Board believes that Ms. Phillips provides significant experience in development and commercialization of biotechnology products. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company and qualifies her to be nominated as a director. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Dennis A. Carson, M.D.

Dr. Carson has been a member of our Board since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences (ISS) that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals, a pharmaceutical company. Dr. Carson is former director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. The Board believes that Dr. Carson’s significant experience in research and development provides important insights for the strategy of the Company, particularly with regard to scientific opportunities for development by the Company, and qualifies Dr. Carson to serve as a director. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine, as well as the American Association for Cancer Research, the American Society for Clinical Investigation, the American Society of Hematology and the Association of American Physicians. He received his M.D. from Columbia University and his B.A. from Haverford College. Dr. Carson completed his residency in internal medicine and a postdoctoral fellowship at the University of California, San Diego.

Eddie Gray – CEO and Director

Mr. Gray joined Dynavax as Chief Executive Officer and was appointed to our Board in May 2013. Most recently, Mr. Gray served as the President of Pharmaceuticals Europe and a member of the corporate executive team at GlaxoSmithKline plc (GSK) from 2008 until 2013 and as Senior Vice President and General Manager of Pharmaceuticals UK from 2001 through 2007. Prior to the formation of GSK, Mr. Gray was with SmithKline Beecham from 1988 through 2000 serving in various positions of increasing responsibility, including Vice President and Director of Anti-Infectives Marketing in the U.S., Vice President and Director of the Vaccines Business Unit in the U.S., and Vice President and General Manager of Pharmaceuticals in Canada. Our Board believes that Mr. Gray’s more than 30 years of pharmaceutical industry experience, including, most recently, as the President of Pharmaceuticals Europe at GSK, a leading pharmaceutical company, and other senior management roles at GSK and its predecessor, where he was responsible for the launch, commercialization and strategic development of vaccines and other products, enables him to provide commercial and strategic leadership to the Company and qualifies Mr. Gray to serve as a director. Mr. Gray received a Bachelor of Science degree in Chemistry and Management Studies from the University of London and an MBA from the Cranfield School of Management in the UK.

Laura Brege

Ms. Brege has been a member of our Board since February 2015. Since September 2015, she has served as managing director of Cervantes Life Science Partners, LLC, a consulting firm providing integrated business solutions to life sciences companies. She has over 20 years of executive management experience in the pharmaceutical, biotechnology and venture capital industries. From September 2012 to July 2015, Ms. Brege was President and Chief Executive Officer of Nodality Inc., a life sciences company focused on innovative personalized medicine. Prior to joining Nodality in 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, from 2006 until 2012, including positions as Executive Vice President and Chief Operating Officer. While at Onyx she led multiple functions, including commercialization, strategic planning, corporate development, and medical, scientific and government affairs. Prior to Onyx, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies. Previously Ms. Brege was Senior Vice President and Chief Financial Officer at COR Therapeutics, where she helped build the company from an early stage R&D company through commercial launch of a successful cardiovascular product. Earlier in her career, she served as Chief Financial Officer at Flextronics, Inc. and Treasurer of The Cooper Companies. She serves on the board of directors of the following public pharmaceutical companies: Acadia Pharmaceuticals, Inc., Aratana Therapeutics, Inc., Pacira Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. During the past five years, Ms. Brege also served on the boards of directors of

Angiotech Pharmaceuticals, Inc., a biotechnology company, and Delcath Systems, Inc., a pharmaceutical company. Our Board believes that Ms. Brege’s background in finance and management of biotechnology companies and her participation as a member of the audit committees of other public companies provides important strategic insights for the Board in setting strategy and reviewing the operations of the Company, as well as qualifies Ms. Brege to serve on the Company’s Audit Committee. Ms. Brege attended all Board and Audit Committee meetings of the Company and all meetings of the boards and committees on which she sits at other companies during the past year. Ms. Brege earned her undergraduate degrees from Ohio University (Honors Tutorial College) and her MBA degree from the University of Chicago.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Daniel L. Kisner, M.D.

Dr. Kisner has been a member of our Board since July 2010. From 2003 to 2010, Dr. Kisner served as a partner at Aberdare Ventures and prior to that as President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beecham Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Additionally, he is currently serving on the boards of Conatus Pharmaceuticals, Inc., a biotechnology company, Nativis Inc., a medical device company, and Zynerba Pharmaceuticals, a biotechnology company. Dr. Kisner previously served as Chairman of the board for Tekmira Pharmaceuticals, a biopharmaceutical company, until March 2015. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy of the Company and qualifies him to serve as a director. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.

Natale (“Nat”) Ricciardi

Mr. Ricciardi has been a member of our Board since June 2013. Mr. Ricciardi spent his entire 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing, and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi is currently a member of the board of directors of Asterias Biotherapeutics, Inc., a biotechnology company, Rapid Micro Biosystems, Inc., a healthcare environmental technology company, and Prestige Brands Holdings, Inc., a healthcare and household product company. Mr. Ricciardi also serves as a member of the board of directors of the 21st Century Foundation of The City College of New York and as a member of the Advisory Board of HealthCare Royalty Partners. Our Board believes Mr. Ricciardi’s 39-year career at Pfizer Inc., a leading pharmaceutical company, including as a member of the Pfizer Executive Leadership Team and direct responsibility for all of Pfizer’s internal supply organization, including global manufacturing, provides the Board with insights for reviewing the operations of the Company and qualifies him to serve as a director. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

PROPOSAL 2

APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

The Board is requesting stockholder approval of the Dynavax Technologies Corporation 2018 Equity Incentive Plan (the “2018 EIP”). The 2018 EIP is intended to be the successor to the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 EIP”).

Why We Are Asking Our Stockholders to Approve the 2018 EIP

Currently, we maintain the 2011 EIP to grant stock options and restricted stock unit awards to our employees and directors. In addition, we maintain the Dynavax Technologies Corporation 2017 Inducement Award Plan (the “2017 Inducement Plan”) to grant stock options and restricted stock unit awards to our new hires.

We are seeking stockholder approval of the 2018 EIP to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have a competitive equity incentive program to compete with our peer group for key talent. If the 2018 EIP is approved by our stockholders, no additional awards will be granted under the 2011 EIP or the 2017 Inducement Plan. We also have awards outstanding under the Dynavax Technologies Corporation 2004 Stock Incentive Plan and the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan, but no additional awards may be granted under such plans.

Approval of the 2018 EIP by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The 2018 EIP will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees and directors, and to provide long-term incentives that align the interests of our employees and directors with the interests of our stockholders.

Requested Shares

If this Proposal 2 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2018 EIP will not exceed the sum of (i) 5,000,000 new shares, (ii) the number of unallocated shares remaining available for grant under the 2011 EIP as of the effective date of the 2018 EIP, and (iii) certain shares subject to outstanding stock awards granted under the 2011 EIP and the 2017 Inducement Plan (together, the “Prior Plans”) that may become available for issuance under the 2018 EIP as such shares become available from time to time (as further described below in “Description of the 2018 Equity Incentive Plan – Shares Available for Awards”).

Stockholder Approval

If this Proposal 2 is approved by our stockholders, the 2018 EIP will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2011 EIP or the 2017 Inducement Plan. In the event that our stockholders do not approve this Proposal 2, the 2018 EIP will not become effective, and the 2011 EIP and the 2017 Inducement Plan will continue to be effective in accordance with their terms.

Why You Should Vote for the 2018 EIP

The 2018 EIP Combines Compensation and Governance Best Practices

The 2018 EIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares.    The 2018 EIP does not contain an annual “evergreen” provision. The 2018 EIP authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•	Repricing is not allowed. The 2018 EIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights granted under the 2018 EIP must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Reasonable share counting provisions.    In general, when awards granted under the 2018 EIP lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, any shares received from the exercise of stock options or withheld for taxes will not be returned to our share reserve.

•

Minimum vesting requirements.    The 2018 EIP provides that no award may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the 2018 EIP may be subject to awards that do not meet such vesting requirements.

•

Limit on non-employee director compensation.    The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the 2018 EIP and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

•

Awards subject to forfeiture/clawback.    Awards granted under the 2018 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

Restrictions on dividends.    The 2018 EIP provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Overhang

The following table provides certain information regarding our equity incentive program.

As of March 15, 2018
Total number of shares of common stock subject to outstanding stock options	4,972,623
Weighted-average exercise price of outstanding stock options	$18.46
Weighted-average remaining term of outstanding stock options	6.18 years
Total number of shares of common stock subject to outstanding full value awards	2,194,591
Total number of shares of common stock available for grant under the 2011 EIP (1)	343,956

As of April 9, 2018
Total number of shares of common stock outstanding	62,255,860
Per-share closing price of common stock as reported on NASDAQ Capital Market	$18.60

(1)

Although there were 848,200 shares available for grant under the 2017 Inducement Plan as of March 15, 2018, no additional awards will be granted under the 2017 Inducement Plan if the 2018 EIP is approved by our stockholders. As of March 15, 2018, there were no shares of common stock available for grant under any of our equity incentive plans, other than the 2011 EIP and the 2017 Inducement Plan, as described in this table.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

We continue to believe that equity incentive awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. In addition, the vesting of some of our equity awards granted to our named executive officers are contingent on meeting pre-defined performance criteria, thereby ensuring alignment with value creation.

The following table shows our responsible historical dilution and burn rate percentages.

As of December 31	2017	2016	2015
Full Dilution(1)	14.92%	16.90%	11.88%
Gross Burn Rate(2)	5.23%	5.90%	4.18%

(1)

Full Dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(weighted average common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common stock outstanding.

The Size of Our Share Reserve Request Is Reasonable

If this Proposal 2 is approved by our stockholders, we will have 5,000,000 new shares available for grant after our Annual Meeting, and absent any unforeseen circumstances, we anticipate returning to stockholders for additional shares in 2019.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2017, 2016 and 2015.

	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	535,497	1,414,262	1,338,661
Total number of shares of common stock subject to full value awards granted	2,217,303	856,258	36,986
Weighted-average number of shares of common stock outstanding	52,613,215	38,505,856	32,881,333
Burn Rate	5.23%	5.90%	4.18%

Description of the 2018 Equity Incentive Plan

A summary of the principal features of the 2018 EIP follows below. The summary is qualified by the full text of the 2018 EIP that is attached as Appendix A to this proxy statement.

Purpose

The 2018 EIP is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The 2018 EIP provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2018 EIP will not exceed the sum of (i) 5,000,000 new shares, (ii) the number of unallocated shares remaining available for grant under the 2011 EIP as of the effective date of the 2018 EIP, and (iii) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under either of the Prior Plans: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock (collectively, the “2018 EIP Returning Shares”) will also become available again for issuance under the 2018 EIP: (i) any shares subject to a stock award granted under the 2018 EIP that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the 2018 EIP that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award granted under the 2018 EIP that are forfeited back to or repurchased by us because of a failure to vest.

The following shares of our common stock will not become available again for issuance under the 2018 EIP: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of a stock award granted under the 2018 EIP or any Prior Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the 2018 EIP or any Prior Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the 2018 EIP or any Prior Plan; and (iv) in the event that a stock appreciation right granted under the 2018 EIP or any Prior Plan is settled in shares, the gross number of shares subject to such award.

The number of shares of our common stock available for issuance under the 2018 EIP will be reduced by: (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the 2018 EIP; and (ii) 1.28 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the 2018 EIP.

The number of shares of our common stock available for issuance under the 2018 EIP will be increased by: (i) one share for each Prior Plans’ Returning Share or 2018 EIP Returning Share subject to an Appreciation Award; and (ii) 1.28 shares for each Prior Plans’ Returning Share or 2018 EIP Returning Share subject to a Full Value Award.

Eligibility

All of our (including our affiliates’) employees and non-employee directors are eligible to participate in the 2018 EIP and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2018 EIP only to our (including our affiliates’) employees.

As of April 9, 2018, we (including our affiliates) had approximately 213 employees and eight non-employee directors.

Non-Employee Director Compensation Limit

The aggregate value of all cash and equity-based compensation granted or paid by us to any individual for service as a non-employee director of the Board with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including awards granted under the 2018 EIP and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

Administration

The 2018 EIP will be administered by our Board, which may in turn delegate authority to administer the 2018 EIP to a committee. Our Board has delegated concurrent authority to administer the 2018 EIP to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 2.

Subject to the terms of the 2018 EIP, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2018 EIP, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2018 EIP.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2018 EIP, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Minimum Vesting Requirements

Under the 2018 EIP, no award may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the 2018 EIP may be subject to awards that do not meet such vesting requirements.

Dividends and Dividend Equivalents

The 2018 EIP provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the 2018 EIP pursuant to stock option agreements. The 2018 EIP permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2018 EIP may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2018 EIP may not exceed seven years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2018 EIP), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2018 EIP will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2018 EIP may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different stock options granted under the 2018 EIP may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2018 EIP in its discretion. Generally, a participant may not transfer a stock option granted under the 2018 EIP other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2018 EIP is 10,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2018 EIP pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2018 EIP.

Restricted Stock Awards

Restricted stock awards may be granted under the 2018 EIP pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2018 EIP pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator (subject to the limitations described in “Minimum Vesting Requirements” above). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Performance goals under the 2018 EIP will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under our Annual Incentive Program; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2018 EIP. Subject to the terms of the 2018 EIP (including the limitations described in “Minimum Vesting Requirements” above), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2018 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2018 EIP; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction and Change in Control

The following provisions will apply to outstanding awards under the 2018 EIP and any Prior Plan in the event of a corporate transaction (as defined in the 2018 EIP and described below) or a change in control (as defined in the 2018 EIP and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the award. For purposes of this Proposal 2, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2018 EIP and/or any Prior Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding awards under the 2018 EIP and/or any Prior Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Plan Administrator.

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2018 EIP and/or any Prior Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by the Company with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2018 EIP and/or any Prior Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.

Notwithstanding the foregoing, in the event any outstanding award under the 2018 EIP and/or any Prior Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide, in its sole discretion, that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction (including, at the discretion of the Plan Administrator, any unvested portion of such award), over (ii) any exercise price payable by the participant in connection with such exercise.

Outstanding awards under the 2018 EIP and any Prior Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement, in any other written agreement with us or one of our affiliates, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2018 EIP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2018 EIP, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) over a period of 12 months or less, a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2018 EIP at any time. However, except as otherwise provided in the 2018 EIP or an award agreement, no amendment or termination of the 2018 EIP may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the 2018 EIP as required by applicable law and listing requirements. No incentive stock options may be granted under the 2018 EIP after the tenth anniversary of the date the 2018 EIP was adopted by the Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2018 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2018 EIP. The 2018 EIP is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2018 EIP provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the 2018 EIP) paid to any of our “covered employees” under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

New Plan Benefits under 2018 EIP

Name and Position	Number of Shares
Eddie Gray(1) CEO and Director	—
Michael S. Ostrach(1) Senior Vice President, Chief Financial Officer and Chief Business Officer	—
Robert L. Coffman, Ph.D.(1) Senior Vice President and Chief Scientific Officer	—
Robert Janssen, M.D.(1) Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs	—
David F. Novack(1) Senior Vice President, Operations and Quality	—
All current executive officers as a group(1)	—
All current directors who are not executive officers as a group(2)	105,000 per calendar year
All employees, including all current officers who are not executive officers, as a group(1)	—

(1)

Awards granted under the 2018 EIP to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2018 EIP, and our Board and our Compensation Committee have not granted any awards under the 2018 EIP subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2018 EIP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2017 if the 2018 EIP had been in effect, are not determinable.

(2)

Awards granted under the 2018 EIP to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2018 EIP. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors (except Dr. Plotkin, who has advised the Board of his decision to retire effective as of the date of the Annual Meeting) is eligible to receive an annual grant of a stock option to purchase 15,000 shares of our common stock. On and after the date of the Annual Meeting, any such stock options will be granted under the 2018 EIP if this Proposal 2 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” below.

Vote Required

The affirmative vote of the holders of a majority of shares present (either in person or by proxy) and cast at the Annual Meeting (i.e., representing the majority voting power) will be required to approve this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 2 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

The Board is requesting stockholder approval of an amendment and restatement of the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan (the “2014 ESPP”). We refer to such amendment and restatement of the 2014 ESPP in this proxy statement as the “Amended 2014 ESPP”.

The Amended 2014 ESPP contains the following material change from the 2014 ESPP:

•

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP will be 850,000 shares, which is an increase of 600,000 shares over the maximum number of shares of our common stock that may be issued under the 2014 ESPP.

Approval of the Amended 2014 ESPP will allow us to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended 2014 ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 3 is approved by our stockholders, an additional 600,000 shares of our common stock will be available for issuance under the Amended 2014 ESPP. As of April 9, 2018, a total of 40,439 shares of our common stock remained available for issuance under the 2014 ESPP. We do not maintain any other employee stock purchase plans. As of April 9, 2018, a total of 62,255,860 shares of our common stock were outstanding.

Summary of the Amended 2014 ESPP

A summary of the principal features of the Amended 2014 ESPP follows below. The summary is qualified by the full text of the Amended 2014 ESPP that is attached as Appendix B to this proxy statement.

Purpose

The purpose of the Amended 2014 ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the Amended 2014 ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board has the power to administer the Amended 2014 ESPP and may also delegate administration of the Amended 2014 ESPP to a committee comprised of one or more members of the Board. The Board has delegated administration of the Amended 2014 ESPP to the Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal 3. The Plan Administrator has the power to construe and interpret both the Amended 2014 ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the Amended 2014 ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Amended 2014 ESPP.

Stock Subject to Amended 2014 ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the Amended 2014 ESPP is 850,000 shares, which is equal to the sum of (i) 50,000 shares that were approved at our 2014 annual meeting of stockholders, (ii) an additional 200,000 shares that were approved at our 2016 annual meeting of stockholders, and (iii) an additional 600,000 shares that are subject to approval by our stockholders under this Proposal 3. If any rights granted under the Amended 2014 ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the Amended 2014 ESPP. The shares of common stock purchasable under the Amended 2014 ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The Amended 2014 ESPP will be implemented by offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the Amended 2014 ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on the first trading day of a new purchase period within the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately as of that first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new purchase period.

Eligibility

Any individual who is employed by us (or by any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) may participate in offerings under the Amended 2014 ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the Amended 2014 ESPP unless such employee is customarily employed for more than 20 hours per week and more than five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in the Amended 2014 ESPP.

No employee will be eligible to participate in the Amended 2014 ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and any employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

As of April 9, 2018, we had approximately 213 employees.

Participation in the Amended 2014 ESPP

An eligible employee may enroll in the Amended 2014 ESPP by delivering to us, within the time specified in the offering, an enrollment form authorizing contributions as specified by the Plan Administrator, which may be up to 10% of such employee’s earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are acquired pursuant to purchase rights on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.

As of April 9, 2018, the closing price of our common stock as reported on the Nasdaq Capital Market was $18.60 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, if and as permitted in the offering. All contributions made for a participant are credited to his or her account under the Amended 2014 ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the Amended 2014 ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then, in the absence of any action by the Plan Administrator otherwise, a pro rata allocation of available shares of our common stock will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Amended 2014 ESPP.

Termination of Employment

Except as required by law, a participant’s outstanding purchase rights under any offering under the Amended 2014 ESPP will terminate immediately upon either (i) termination of the participant’s employment with us (or any of our parent or subsidiary companies if such company is designated by the Plan Administrator as eligible to participate in the Amended 2014 ESPP) or (ii) any other circumstance or event that causes the participant to no longer be eligible to participate in the offering. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the Amended 2014 ESPP are not transferable except by will, the laws of descent and distribution, or, if permitted by us, by a beneficiary designation. During the lifetime of the participant, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2014 ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the Amended 2014 ESPP and described below), each outstanding purchase right under the Amended 2014 ESPP will be assumed or continued or a similar right will be substituted for such purchase right by the surviving or acquiring corporation (or its parent or subsidiary), unless the Plan Administrator determines to shorten any offering periods then in progress by setting a new purchase date prior to the corporate transaction. If the Plan Administrator sets such a new purchase date, then the Plan Administrator will notify each participant in writing at least 10 business days prior to the new purchase date that the purchase date for the participant’s outstanding purchase rights has been changed to such new purchase date and that either: (i) the participant’s outstanding purchase rights will be exercised automatically on such new purchase date, unless the participant withdraws from the applicable offering prior to such new purchase date, and such purchase rights will terminate immediately after such exercise; or (ii) in lieu of such exercise, we will pay to the participant on such new purchase date an amount in cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock subject to the participant’s outstanding purchase rights on such new purchase date and the applicable exercise price due had such purchase rights been exercised automatically on such new purchase date, and such purchase rights will terminate immediately after such payment.

For purposes of the Amended 2014 ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated; (ii) the sale, transfer or other disposition of all or substantially all of our assets (including the capital stock of our subsidiary corporations); (iii) our complete liquidation or dissolution; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which we are the surviving entity but in which securities possessing more than 40% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than us or by an employee benefit plan sponsored by us) of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the Plan Administrator determines will not be a corporate transaction.

Duration, Amendment and Termination

The Board (or a committee of one or more directors delegated by the Board) may amend, suspend or terminate the Amended 2014 ESPP at any time. However, except in regard to certain capitalization adjustments, any amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment, suspension or termination of the Amended 2014 ESPP will not be materially impaired by any such amendment, suspension or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended 2014 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the Amended 2014 ESPP. The Amended 2014 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the Amended 2014 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Amended 2014 ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Plan Benefits under 2014 ESPP

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the 2014 ESPP as of April 9, 2018.

2014 ESPP

Name and Position	Number of Shares
Eddie Gray CEO and Director	—
Michael S. Ostrach Senior Vice President, Chief Financial Officer and Chief Business Officer	—
Robert L. Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	—
Robert Janssen, M.D. Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs	—
David F. Novack Senior Vice President, Operations and Quality	1,171
All current executive officers as a group	1,171
All current directors who are not executive officers as a group	—
Each nominee for election as a director:
Arnold L. Oronsky, Ph.D.	—
Francis R. Cano, Ph.D.	—
Peggy V. Phillips	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of purchase rights	—
All employees, including all current officers who are not executive officers, as a group	208,390

New Plan Benefits under Amended 2014 ESPP

Participation in the Amended 2014 ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended 2014 ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal 3. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended 2014 ESPP. Our non-employee directors will not be eligible to participate in the Amended 2014 ESPP.

Vote Required

The affirmative vote of the holders of a majority of shares present (either in person or by proxy) and cast at the Annual Meeting (i.e., representing the majority voting power) will be required to approve this Proposal 3. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, Dynavax stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, which is commonly referred to as a “say-on-pay vote.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which results from our compensation philosophy, policies and practices as discussed in this proxy statement. The compensation of our named executive officers subject to the say-on-pay vote is described in the Compensation Discussion and Analysis, the accompanying tables, and the related narrative disclosure contained in this proxy statement.

Our Compensation Committee is responsible for designing and administering our executive compensation programs. Our Compensation Committee firmly believes that Dynavax’s executive compensation programs should reward our named executive officers for performance, and that when key performance objectives are not achieved, the compensation of our named executive officers should reflect as much. We believe that the compensation of our named executive officers, as disclosed in this proxy, reflects this philosophy. In addition, our Compensation Committee believes that the compensation programs for our named executive officers have been instrumental in helping Dynavax be able to attract, retain and motivate our executive team, thereby enabling our Company to be in a position to move forward with our business strategy.

Our Board of Directors is now asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:

“RESOLVED, that the compensation paid to Dynavax’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is advisory and the outcome is not binding on our Board of Directors, the views expressed by our stockholders, whether through this vote or otherwise, are important to us. As a result, the Board of Directors and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2019 annual meeting of stockholders.

Approval of this advisory proposal requires the affirmative vote of the holders of a majority of shares present (either in person or by proxy) and cast at the Annual Meeting (i.e., representing the majority voting power). Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 4 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Ernst & Young has audited our financial statements since 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting. Ernst & Young will have an opportunity to make a statement if it so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present (either in person or by proxy) and cast at the Annual Meeting (i.e., representing the majority voting power) will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved; however, Proposal 5 is considered a “routine” matter, and therefore no broker non-votes are expected to exist in connection with this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

AUDIT FEES

In connection with the audit of our 2017 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for us.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 by Ernst & Young, our principal auditors. The Audit Committee pre-approved all service fees described below.

	Fiscal Year Ended
	2017	2016
Audit Fees(1)	$1,203,801	$1,300,804
Audit Related Fees	—	—
Tax Fees(2)	40,500	—
All Other Fees(3)	1,995	1,995

Total Fees	$1,246,296	$1,302,799

(1)

Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, including compliance with the provisions of Section 404 of the Sarbanes-Oxley Act as well as fees related to registration statements, consents and other services related to SEC matters. In each of 2016 and 2017, audit fees included fees related to a comfort letter in connection with an equity offering.

(2)	Tax fees include Section 382 study.

(3)	All other fees represent subscription fees for an online accounting research tool and related database.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. Under the policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an interim basis by the Audit Committee Chair, as needed and on a case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

The Audit Committee has determined that services rendered by Ernst & Young are compatible with maintaining the principal auditors’ independence.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 9, 2018:

Name	Age	Position
Eddie Gray(1)	59	Chief Executive Officer and Director
Michael S. Ostrach	66	Senior Vice President, Chief Financial Officer and Chief Business Officer
Robert L. Coffman, Ph.D.	71	Senior Vice President and Chief Scientific Officer
Robert Janssen, M.D.	64	Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs
David F. Novack	56	Senior Vice President, Operations and Quality

(1)	Please see “Class I Directors Continuing In Office Until the 2019 Annual Meeting” in this proxy statement for more information about Mr. Gray.

Michael S. Ostrach – Senior Vice President, Chief Financial Officer and Chief Business Officer

Mr. Ostrach is our Senior Vice President, Chief Financial Officer and Chief Business Officer. Mr. Ostrach joined Dynavax in October 2006 as Vice President, Chief Business Officer and General Counsel, and became Principal Financial Officer in September 2013, Chief Financial Officer in March 2015 and Senior Vice President in February 2016. Mr. Ostrach held the position of Dynavax’s General Counsel from October 2006 to September 2015. From 2005 to 2006, he was Chief Operating Officer, Chief Financial Officer and General Counsel at Threshold Pharmaceuticals. From 1997 to 2004, Mr. Ostrach was at Kosan Biosciences, most recently as President and Chief Operating Officer. Mr. Ostrach began his corporate career at Cetus Corporation, where he served in several capacities between 1981 and 1991, initially as General Counsel and finally as Senior Vice President of Corporate Affairs and General Counsel. Following the acquisition of Cetus by Chiron Corporation in 1991, Mr. Ostrach became President of Chiron Technologies. He holds a B.A. from Brown University and a J.D. from Stanford Law School.

Robert L. Coffman, Ph.D. – Senior Vice President and Chief Scientific Officer

Dr. Coffman was appointed Senior Vice President and Chief Scientific Officer of Dynavax in February 2014, and prior to that he was Vice President and Chief Scientific Officer of Dynavax since December 2000. Prior to joining Dynavax in 2000, Dr. Coffman was a founding member of the DNAX Research Institute in Palo Alto, California. Dr. Coffman has authored over 200 scientific publications, is a member of the National Academy of Sciences and the American Academy of Microbiology, and has received a number of prestigious awards for his work. With colleague Dr. Tim Mosmann, he defined the two principal subtypes of helper T cells, termed Th1 and Th2 cells, and demonstrated the central relationship between their differences in cytokine expression and function. Dr. Coffman defined basic mechanisms of T-cell regulation in asthma and infectious and parasitic diseases, and demonstrated the central role of regulatory CD4+ T cells in preventing inflammatory bowel disease. At Dynavax, Dr. Coffman has pioneered the development of agonists and antagonists for Toll-Like Receptors (“TLRs”), key recognition receptors in innate immunity. Dr. Coffman received an A.B. in Microbiology from Indiana University and a Ph.D. in Immunology from the University of California, San Diego.

Robert Janssen, M.D. – Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs

Dr. Janssen was appointed Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs in January 2018. Dr. Janssen was appointed Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs in July 2013. He served as Dynavax’s Vice President, Medical Affairs since November 2012 and was previously Senior Director, Clinical Development at Dynavax from 2010 through 2012, during which time he was extensively involved with Phase 3 clinical development of HEPLISAV-B and its

U.S. and European licensing applications. Prior to joining Dynavax, Dr. Janssen was Vice President, Medical Affairs at Gilead from 2008 to 2010 where he was responsible for oversight of physician and health care provider education focused on HIV and hepatitis B therapies. Until 2008, Dr. Janssen spent 23 years at the U.S. Centers for Disease Control and Prevention (“CDC”), most recently as the Director of the Division of HIV/AIDS Prevention from 2000 to 2008. Under his leadership, the CDC first explored HIV treatment as a mode of HIV prevention and launched several of the earliest Phase 3 trials of pre-exposure prophylaxis for HIV. Dr. Janssen received a Bachelor of Arts degree with Honors in Humanities from Stanford University and his M.D. degree from the University of Southern California. He is a neurologist with training in virology received at the University of Pennsylvania. Dr. Janssen has been the beneficiary of numerous honors and awards during his career. He has published over 130 scientific articles in a variety of journals and has served as a reviewer for leading scientific journals.

David F. Novack – Senior Vice President, Operations and Quality

Mr. Novack joined Dynavax in March 2013 as Senior Vice President, Operations and Quality. Mr. Novack was formerly with Novartis Vaccines & Diagnostics where he served since 2009 as the Global Head of Technical Operations and Supply Chain for Diagnostics and previously from 2007 to 2009 as the Global Head of Vaccine Manufacturing Strategy. Prior to Novartis, Mr. Novack was the Vice President, Business Development for Vaxin, Inc., a vaccine company, from 2004 to 2006. From 1993 until 2004, Mr. Novack worked at MedImmune, formerly Aviron, serving in several capacities including business development, manufacturing, contract operations and most recently as Senior Director, Supply Chain Operations. Previously, from 1989 to 1993, Mr. Novack was with American Cyanamid Company in various roles. Mr. Novack received a B.S. in Biology from State University of New York and an M.B.A. from Columbia University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis discusses our executive compensation philosophy and practices and provides an overview of the Compensation Committee’s 2017 decisions for the following named executive officers (“NEOs”) whose compensation is set forth in the Summary Compensation Table and other related tables contained in this proxy statement:

•	Eddie Gray, Chief Executive Officer and Director;

•	Michael S. Ostrach, Senior Vice President, Chief Financial Officer and Chief Business Officer;

•	Robert L. Coffman, Ph.D., Senior Vice President and Chief Scientific Officer;

•	Robert Janssen, M.D., Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs; and

•	David F. Novack, Senior Vice President, Operations and Quality.

We present this Compensation Discussion and Analysis in the following sections:

1.  Executive Summary.    Provides an overview of our 2017 and early 2018 corporate performance, certain governance aspects of our executive compensation program and the Compensation Committee’s response to stockholder feedback.

p. 36

2. Executive Compensation Program. Describes the Company’s executive compensation philosophy and process and the material elements of our executive compensation program.	p. 38

3.  2017 Executive Compensation Decisions.    Provides a synopsis of the Compensation Committee’s executive compensation decisions for 2017 and certain actions taken before or after 2017 when doing so enhances the understanding of our executive compensation program.

p. 43

4. Other Executive Compensation Matters. Reviews the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	p. 50

Executive Summary

Business Overview, Corporate Developments in 2017 and Early 2018 and Relationship to Executive Compensation

We are now a fully-integrated biopharmaceutical company focused on leveraging the power of the body’s innate and adaptive immune responses through toll-like receptor (“TLR”) stimulation. Our first commercial product, HEPLISAV-B® (Hepatitis B Vaccine (Recombinant), Adjuvanted), was approved by the United States Food and Drug Administration (“FDA”) in November 2017 for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. We commenced commercial shipments of HEPLISAV-B in January 2018. Our development efforts are primarily focused on stimulating the innate immune response to treat cancer in combination with other immunomodulatory agents. Our lead investigational immuno-oncology products are SD-101, currently being evaluated in Phase 2 clinical studies, and DV281, in a Phase 1 safety study. Given the nature of our Company, we believe delivery of long term value to our stockholders is the best measure of our performance.

Heading into 2017, we had diversified our portfolio such that our focus for the year was balanced between obtaining FDA approval of HEPLISAV-B and advancing our oncology program. As a result of this diversification, we viewed our success in 2017 and beyond as being based on our progress regarding HEPLISAV-B and our oncology program. Thus, we designed our 2017 executive compensation program to reward achievement of the specific related objectives we believed would advance our business strategy and create long-term value for our stockholders. In particular, our 2017 annual incentive program was aligned with our corporate objectives by selecting corporate goals as follows:

•	Commercialization goals for HEPLISAV-B were weighted at 35%,

•	Objectives specific to advancing our oncology pipeline were weighted at 55%, and

•	Business plan goals that supported advancing our business and portfolio strategies were weighted at 10%.

Our NEOs were focused on executing our business strategy of transforming the Company into a commercial organization by obtaining FDA approval of HEPLISAV-B and successfully launching it, advancing a robust pipeline of immuno-oncology clinical stage development programs and discovering other cutting edge TLR-based vaccines and immunotherapies. The positive developments in late 2016 regarding oncology coupled with the receipt of a Complete Response Letter (“CRL”) from the FDA regarding HEPLISAV-B led us to reshape our business strategy in early 2017 to place greater emphasis on advancing our immuno-oncology program, while maintaining sufficient resources to advance HEPLISAV-B toward FDA approval in 2017.

2017 was a year of many positives for our Company, including our achievement of FDA approval of HEPLISAV-B, successful delivery of the corporate goals related to advancing our oncology programs and the achievement of the business plan goals that supported advancing our business and portfolio strategies. Key events that took place for our Company in 2017 are reflected below:

•

On January 5, 2017, we announced that we were reshaping our strategy and operations to prioritize our emerging clinical and preclinical immuno-oncology portfolio. We implemented significant organizational restructuring and cost reductions to align around our immuno-oncology business, while allowing us to advance HEPLISAV-B through the FDA review process and an approval decision. To achieve these savings, we suspended manufacturing for HEPLISAV-B and reduced our global workforce by 38%, which resulted in approximately a 40% reduction in cash burn.

•

On February 28, 2017, we announced that the FDA had accepted for review our responses to the CRL issued in November 2016 for the Biologics License Application (“BLA”) for HEPLISAV-B and that the FDA had established August 10, 2017 as the Prescription Drug User Fee Act (“PDUFA”) action date.

•

On March 6, 2017, we announced encouraging data in patients with metastatic melanoma in the dose escalation phase of an ongoing Phase 1b/2 study investigating SD-101, our intratumoral TLR9 agonist, in combination with Keytruda® (pembrolizumab), Merck’s anti-PD-1 treatment. The data was presented at the International Congress on Targeted Anticancer Therapies. Results evaluating 17 patients for efficacy and 22 patients for safety were reported.

•

On March 20, 2017, we announced upcoming data presentations on the following three programs based on stimulation of the immune response using TLR9 agonists at the 2017 American Association for Cancer Research Annual Meeting: (i) pharmacodynamic changes confirm the mechanism of action mediating SD-101 efficacy, in combination with pembrolizumab, in a phase 1b/2 study in metastatic melanoma, (ii) development of an inhaled TLR9 agonist for the immunotherapy of lung cancer and (iii) intratumoral administration of a TLR9-adjuvanted nanoparticle cancer vaccine stimulates more effective immunity in both injected and un-injected tumor sites compared to subcutaneous administration.

•

On April 3, 2017, we announced that the FDA had informed the Company that the Vaccines and Related Biological Products Advisory Committee (“VRBPAC”) would review HEPLISAV-B at its meeting scheduled for July 28, 2017. The PDUFA date remained unchanged.

•

On June 2, 2017, we announced the presentation of updated findings in patients with metastatic melanoma in the dose escalation phase of the ongoing Phase 1b/2 study investigating SD-101 in combination with Keytruda® (pembrolizumab). The data was presented at the 2017 American Society of Clinical Oncology Annual Meeting.

•

On July 28, 2017, we announced that the VRBPAC voted 12 to 1 that the safety data for HEPLISAV-B supports licensure for immunization against hepatitis B infection in adults 18 years of age and older. Three members of the panel abstained.

•

On August 3, 2017, we announced that the FDA had requested more detailed information about our proposed post-marketing study for HEPLISAV-B based on feedback received from the VRBPAC. The response to the information request triggered a major amendment to the BLA. The PDUFA date was updated and expected to be no later than November 10, 2017.

•	On August 15, 2017, we announced completion of an underwritten public offering of 5,750,000 shares of our common stock for net proceeds of approximately $80.8 million.

•	On October 19, 2017, we announced initiation of dosing in a phase 1B dose escalation clinical trial of our investigational inhaled TLR9 agonist, DV281, in patients with non-small cell lung cancer.

•	On November 9, 2017, we announced that the FDA approved HEPLISAV-B for prevention of infection caused by all known subtypes of hepatitis B virus in adults’ age 18 years and older.

•	On January 8, 2018, we announced HEPLISAV-B is now available in the United States for the prevention of hepatitis B in adults.

•	From January 3, 2017 to January 8, 2018, our closing stock price rose from $4.05 to $17.80.

Based on the decisions in early 2017 to restructure the Company and to not pay NEOs their 2016 annual cash incentive bonuses as well as not increase their base salaries, it was imperative to stabilize the business by retaining key talent, including our NEOs. Our Compensation Committee determined it was necessary to grant retention equity awards to maintain employee and management continuity while refocusing our strategic activities to prioritize our emerging clinical and preclinical immuno-oncology portfolio while still allowing us to advance HEPLISAV-B through the FDA review process and an approval decision. The provision of retention grants was consistent with feedback we received from stockholders during our outreach efforts regarding the importance of retaining key talent to support the long term success of the Company. To that end, in February 2017, the Compensation Committee determined that it was appropriate to approve special retention grants for certain employees, including our NEOs. The retention grants vest over two years, to link vesting with individuals’ leadership through a critical and transitional two-year period for the Company. We view the retention grants to NEOs as an exceptional event to meet the needs of our transition and path forward as a business. We continue to carefully evaluate our compensation arrangements to move our Company forward and ensure that our pay program aligns our executives’ compensation with our stockholders’ interests and our Company performance.

Compensation Governance Highlights

	What we do		What we do not do
☒	Design executive compensation program to align pay with performance	☒	No excessive change in control or severance payments (no cash severance multiplier greater than 2x base + target bonus)

☒	Majority of pay is variable and not guaranteed (over 80% for our CEO in 2017)	☒	No repricing of underwater stock options without stockholder approval

☒	Prohibit hedging and discourage pledging by executive officers and directors (no pledging in 2017)	☒	No tax gross-ups

☒	Grant equity awards with performance-based vesting	☒	No perquisites

☒	Conduct an annual say-on-pay vote	☒	No guaranteed bonuses

☒	Seek input from, listen to and respond to stockholders

Consideration of Our Prior Say-on-Pay Votes and Related Stockholder Engagement

We held our first stockholder advisory vote on executive compensation, commonly referred to as a “say-on-pay vote,” at our 2011 stockholder annual meeting. At that meeting, over 99% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. At that time, our stockholders also voted in favor of holding a say-on-pay vote once every three years and subsequently, our Board adopted a policy consistent with that preference. Accordingly, we held our second say-on-pay vote at our 2014 stockholder annual meeting and at that meeting, over 64% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. In the absence of a say-on-pay vote in 2015, we received feedback from our stockholders on our executive compensation program in connection with the reelection of our Compensation Committee members, who each received support from approximately 69% of the shares cast. In February 2016, as part of a number of corporate governance improvements made in response to feedback from our stockholders and the proxy advisory firms, our Board of Directors adopted a policy changing the frequency of our say-on-pay vote from once every three years to every year and therefore we held a say-on-pay vote at our 2016 stockholder annual meeting and at that meeting, over 70% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal. Most recently, we held a say-on-pay vote at our 2017 stockholder annual meeting and at that meeting, over 86% of the shares that were voted on this proposal were cast in favor of our say-on-pay proposal.

Because of its importance, we continue to solicit feedback from our stockholders regarding our executive compensation program as part of our stockholder outreach. We consider the stockholder feedback process as being a year round activity. Thus, we obtained feedback from our stockholders in the spring of 2017, and will do so again in 2018, having already received feedback from several stockholders in 2018. As part of our annual stockholder feedback program, we contacted 17 of our largest stockholders in early spring 2018, and we spoke with 100% of the stockholders that wanted to provide us with feedback at that time. During these discussions we solicited feedback from our stockholders on our corporate governance and executive compensation practices. None of our stockholders expressed any concerns about our corporate governance or executive compensation practices. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time.

Executive Compensation Program

Philosophy and Objectives

We believe our NEOs’ compensation should align our executives’ success with that of our stockholders over the long-term through achievement of strategic corporate objectives that are fundamental to our business model and that will create long-term stockholder value. Our executive compensation programs are designed to be competitive with our peer group to enable us to attract, motivate, reward, and retain outstanding talent. Our compensation programs are based on the following key principles:

•	A significant component of pay is linked with performance and the achievement of our strategic goals.

•	Alignment of our executives’ interests with those of our stockholders through equity compensation.

•	Overall compensation that is competitive in the industry in which we compete for executive talent.

•	Recognition of individual contributions, teamwork and corporate performance.

Compensation-Setting Process

Role of the Compensation Committee and Management

The Compensation Committee oversees and administers our executive compensation programs. The Compensation Committee acts pursuant to a charter adopted by our Board, which can be found at our website, www.dynavax.com. The Compensation Committee generally determines the compensation to be paid to the executive officers, including our NEOs. Either the compensation committee or the independent members of our Board, upon recommendation from the Compensation Committee, approve certain compensation of our CEO, and references in this Compensation Discussion and Analysis to our Board approving our CEO’s compensation refer to the independent members of our Board.

The Compensation Committee (and the Board of Directors, with respect to our CEO) approves our corporate goals and the individual goals of our NEOs after considering the Company’s recommendations on these matters. The Compensation Committee annually reviews the base salaries, cash incentives and equity compensation of our NEOs and periodically reviews other elements of our compensation. Compensation decisions are based primarily on the following:

•

Peer and Industry Data – The Compensation Committee uses peer and industry data provided by its consultant, Arnosti Consulting Inc. (“Arnosti”), as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.

•

Annual Performance Reviews – The Chair of the Compensation Committee conducts annual performance reviews of our CEO taking into consideration feedback obtained during the course of the year from the independent members of our Board and the CEO’s direct reports. Our CEO conducts and presents the performance reviews of the other NEOs to the Compensation Committee after the end of each fiscal year. In reviewing and determining the compensation of each NEO, the Compensation Committee also considers individual factors, such as: potential for future contributions to Company growth, industry experience and retention concerns.

•

CEO Recommendations – The Compensation Committee seeks input from our CEO for setting the salary and target cash compensation levels for the other NEOs, and also for purposes of setting annual performance metrics and target amounts under the Annual Incentive Program.

Role of Compensation Consultant

Arnosti was engaged by the Compensation Committee in 2010 as its independent compensation consultant. Since then, the Compensation Committee has met regularly with Arnosti, both with and without management present, depending upon the topic being discussed.

In February 2017 and again in January 2018, the Compensation Committee reviewed whether the work of Arnosti as a compensation consultant raised any conflict of interest, taking into consideration the following factors:

•	The provision of other services to the Company;

•	The amount of fees paid to Arnosti by the Company;

•	Arnosti’s policies and procedures that are designed to prevent conflicts of interest;

•	Any business or personal relationship of Arnosti or the individual compensation advisors employed by Arnosti with an executive officer of the Company; and

•	Any Company stock owned by Arnosti or the individual compensation advisors employed by Arnosti.

Based on the Compensation Committee’s review of this information, it determined the work of Arnosti and the individual compensation advisors employed by Arnosti as compensation consultant to the Compensation Committee, did not create any conflict of interest. The Compensation Committee has the sole authority to direct, terminate or continue Arnosti’s services, although the Company pays the cost for Arnosti’s services.

In 2017, Arnosti provided advice to the Compensation Committee on several different aspects of its responsibilities related to our compensation programs and practices. Specifically, during 2017, Arnosti assisted the Compensation Committee as follows:

•	Provided analyses and recommendation for NEO and VP retention;

•	Reviewed and analyzed compensation levels of our NEOs in comparison to those of our peer companies;

•	Provided general information concerning executive compensation trends and developments;

•	Provided recommendations to the Compensation Committee on refining our peer group;

•	Provided an assessment of the annual meeting voting results;

•	Provided the Board with a review of competitive data from the peer group on Board compensation; and

•	Reviewed the Compensation Discussion and Analysis for inclusion in our proxy statement.

2017 Peer Group

Our Compensation Committee uses a peer group for a general understanding of market compensation practices and our positioning within the peer group. Our Compensation Committee believes that over-reliance on benchmarking could result in compensation that is unrelated to the value delivered by the NEOs because compensation benchmarking does not take the specific performance of the NEOs, or the performance of the Company, into account.

Our Compensation Committee does not have a specific target compensation level for the NEOs or otherwise use a formulaic approach to setting pay at a particular positioning within the market data; rather, the Compensation Committee reviews a range of market data reference points of the Company’s peer group with respect to total target cash compensation (including both base salary and the annual target performance bonus) and equity compensation (valued based on an approximation of grant date fair value and also considered as shares as a percentage of total common shares outstanding) to support its compensation decisions.

For 2017 compensation decisions, our Compensation Committee approved a peer group of biotechnology companies at a similar stage of product development with which we compete for executive talent that were of similar size to the Company in terms of market capitalization, product portfolio, pipeline and number of employees. To align with our strategic plan, which included commercialization of HEPLISAV-B and expansion of our pipeline with early clinical development in cancer immunotherapy, our peer group included companies that were:

•	both oncology and non-oncology focused,

•	companies that had their own manufacturing operations, and

•	approximately 40% of the companies in our 2017 peer group were commercial (italicized in chart below) companies.

The change in our peer group from 2016 to 2017 included removing five companies for various reasons including market caps that were out of range or that the company had been acquired. As of June 2016, which was shortly before the 2017 peer group was approved, the companies in the 2017 peer group had market capitalizations between ranging from $206 million to $2.443 billion and the median market capitalization of our peer group was $755 million. At that time, our market capitalization was $557 million. The following lists our 2017 peer group.

•	Aduro Biotech, Inc.

•	Ariad Pharmaceuticals Inc.

•	Array Biopharma, Inc.

•	BioCryst Pharmaceuticals, Inc.

•	Celldex Therapeutics, Inc.

•	Clovis Oncology, Inc.

•	Depomed Inc.

•	Eagle Pharmaceuticals, Inc.

•	Emergent BioSolutions, Inc.

•	Epizyme, Inc.

•	Exelixis, Inc.

•	Heron Therapeutics, Inc.
•	ImmunoGen, Inc.

•	Kite Pharma, Inc.

•	MacroGenics, Inc.

•	Nektar Therapeutics

•	NewLink Genetics Corporation

•	Novavax, Inc.

•	Puma Biotechnology, Inc.

•	Repligen Corporation

•	Sarepta Therapeutics, Inc.

•	Supernus Pharmaceuticals, Inc.

•	ZioPharm Oncology, Inc.

Elements of Executive Compensation

Our executive team continues to manage a changing and increasingly complex business. We strive to recognize these efforts by compensating our NEOs for the demands and risks associated with our business through three primary elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based cash incentives and long-term equity awards. During our annual stockholder outreach, our key stockholders expressed support for the elements of our executive compensation program, including our continued use of stock options as one portion of long-term equity awards and continuing to grant a portion of long-term equity awards with performance-based vesting. As reflected in the chart below, we responded to the feedback from our stockholders by introducing performance-based vesting for a portion of our 2016 and 2017 long-term equity awards.

The table below summarizes the purpose and key characteristics of each of our compensation elements.

Element	Purpose	Key Characteristics
Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each NEO’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.
Annual Incentive Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.	• Annual cash incentive based on corporate and individual performance compared to pre-established goals. Our CEO’s incentive is based entirely on corporate goals.

Element	Purpose	Key Characteristics

•  Corporate goals focus on overarching objectives for the Company, while individual objectives represent key performance expectations at the departmental or individual level.

•  Corporate goals are aligned with our business strategy and weighted by relative importance so that achievement can be objectively measured.

Long-Term Equity Incentives (Stock Options)	Motivates executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term.	Stock options with an exercise price equal to the fair market value on the date of grant vesting over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price and if our stock price does not appreciate, there is no value realized. In determining the aggregate size of equity grants in any given year, the Compensation Committee generally considers the same factors described above under “Base Salary” as well as the criticality of the executive to the long-term achievement of corporate goals.
Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our corporate objectives by tying compensation to the performance of our common stock over the long term and/or the achievement of business and clinical development goals over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.

Restricted stock unit awards may vest based on continued service over a specified period of time and/or achievement of performance goals; the ultimate value realized varies with our common stock price. In March 2017, 20% of our executive officers’ annual grants were performance-based restricted stock unit awards vesting upon the Compensation Committee’s certification of achievement of the following equally weighted pre-established performance goals:

•  Initiate and complete enrollment in melanoma dose expansion study;

•  Initiate and complete 75% enrollment in squamous cell carcinoma of the head and neck (“SCCHN”) dose expansion study;

•  Submit and receive approved DV281 IND and initiate enrollment in dose escalation; and

•  Complete preclinical research support and selection of third agent for SD101 immunotherapy regimen.

Element	Purpose	Key Characteristics
Other Compensation	Our executive officers participate in the same benefits offered to all other employees, which promote employee health and welfare and assist in attracting and retaining our executive officers.	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death, long-term care and disability insurance as well as a 401(k) plan with a Company matching contribution, and other plans and programs made available to all eligible employees.
Severance and Change in Control Benefits	Serves our retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.	Provides protection in the event of a termination of employment under specified circumstances, including following a change in control of our Company as described below under “Potential Payments Upon Change in Control or Involuntary Termination.”

2017 Executive Compensation Decisions

Total Target Cash Compensation – Base Salaries and Target Bonus Percentages

When determining 2017 base salary and target bonus percentage adjustments, the Compensation Committee considered each individual’s performance and Company performance, each individual’s industry experience and tenure, internal pay equity, and retention concerns. The Compensation Committee also reviewed a range of market data reference points (the 10th, 25th, 50th, 60th, 75th and 90th percentiles of peer group data) with respect to total target cash compensation (including both base salary and the annual target performance bonus).

The Compensation Committee (and the board of directors, with respect to our CEO) decided that for 2017 each NEO’s base salary and target bonus percentage would remain the same as in 2016 as shown in the table below. In addition, the Compensation Committee (and the Board of Directors, with respect to our CEO) decided that no bonuses would be paid to the NEOs in 2017 because HEPLISAV-B was not approved in 2016, notwithstanding multiple other individual and corporate goal achievements. In determining NEO compensation, the Compensation Committee takes into account peer group data; each NEO’s industry experience, expertise, and tenure with the Company; internal pay equity and the Company’s annual salary budget.

Name	2017 Base Salary	% Increase from Prior Year	2017 Target Bonus
Eddie Gray	$600,000	0%	60%
Michael S. Ostrach	$425,000	0%	50%
Robert L. Coffman, Ph.D.	$466,796	0%	50%
Robert Janssen, M.D.	$400,000	0%	50%
David F. Novack	$386,250	0%	50%

In early 2018, the Compensation Committee (and the Board with respect to Mr. Gray) approved increases to the base salaries of each of our NEOs to bring such base salary figures to a level at or above the 50th percentile of our peer group and, with respect to Dr. Janssen, to reflect his promotion to Senior Vice President. The 2018 base salaries for our NEOs are: for Mr. Gray, $621,000 (3.5% increase); for Mr. Ostrach, $439,875 (3.5% increase); for Dr. Coffman, $483,134 (3.5% increase); for Dr. Janssen, $438,000 (9.5% increase) and for Mr. Novack, $401,700 (4.0% increase). There are no changes to our NEOs’ target annual cash incentive percentages for 2018.

Long-Term Equity Incentive Awards

In making annual long-term equity incentive awards to NEOs in early 2017, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2016, his performance during 2016, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards and each NEO’s percentage of ownership of the Company. The Compensation Committee also reviewed peer group data reference points (the 10th, 25th, 50th, 60th, 75th and 90th percentiles of the market data) with respect to an approximation of grant date fair value and shares as a percentage of total common shares outstanding. The Compensation Committee made final determinations based on its judgment in accordance with our pay-for-performance philosophy and the need to retain and motivate these highly experienced and essential members of our management team.

The Compensation Committee (and the board of directors, with respect to our CEO) determined to grant each NEO’s total long-term incentive compensation with a blend of both time-based RSUs and performance-based RSUs.

In February 2017, 80% of the 2017 annual grant was granted in the form of time-based RSUs. Subject to each individual’s continuous service, one-third of the time-based RSUs subject to each annual grant vested on February 22, 2018, one third will vest on February 22, 2019 and the remainder will vest on February 22, 2020.

In response to prior feedback from our stockholders, the remaining 20% of the 2017 annual grant were performance-based RSUs granted in March 2017 and vest solely upon the Compensation Committee’s certification of achievement of the following equally weighted pre-established performance goals:

•	Initiate and complete enrollment in melanoma dose expansion study;

•	Initiate and complete 75% enrollment in SCCHN dose expansion study;

•	Submit and receive approved DV281 IND and initiate enrollment in dose escalation; and

•	Complete preclinical research support and selection of third agent for SD101 immunotherapy regimen.

In February 2018, the Compensation Committee (and the board of directors, with respect to our CEO) affirmed the achievement of these performance goals and the vesting of these RSUs.

Name	Shares Subject to February 2017 Time- Based RSU Awards	Shares Subject to March 2017 Performance- Based RSU Awards
Eddie Gray	111,000	27,750
Michael S. Ostrach	25,500	6,375
Robert L. Coffman, Ph.D.	25,500	6,375
Robert Janssen, M.D.	25,500	6,375
David F. Novack	25,500	6,375

In early 2017, our Compensation Committee (and the board of directors, with respect to our CEO) also approved two equity grants to certain key employees, including our NEOs, in an effort to maintain employee and management continuity while refocusing our strategic activities to prioritize our emerging clinical and preclinical immuno-oncology portfolio while still allowing us to advance HEPLISAV-B through the FDA review process and an approval decision. As noted above, stockholder feedback following receipt of the FDA CRL recognized the importance of retaining the management team and other key talent needed to continue advancing our oncology program and thereby drive long-term stockholder value. Specifically, our Compensation Committee considered the following contributions of our NEOs:

•

Mr. Gray is vital to the success of our shifted strategic focus given his proven leadership with the Company and his role in redeveloping our corporate strategy to prioritize our emerging clinical and preclinical immuno-oncology portfolio.

•

Mr. Ostrach’s experience managing our finance, accounting, business development, intellectual property and investor relations functions is crucial to our business going forward. Our ability to execute on our business plan is contingent on the Company raising the money we need to pursue our strategic plan. Mr. Ostrach has a proven track record in accomplishing this.

•	Dr. Coffman’s role in advancing SD-101, DV281 and the other elements of our preclinical immuno-oncology portfolio is critical to our ability to execute our new corporate strategy.

•

Dr. Janssen’s experience with HEPLISAV-B, running our clinical trial program, overseeing the design and conduct of new studies for oncology and managing our regulatory team is critical to the success of our business.

•

Mr. Novack’s role overseeing an international manufacturing, quality and supply chain organization for HEPLISAV-B and our immuno-oncology portfolio is critical to our ability to execute our corporate strategy.

We view the grants listed below as an exceptional event to meet the needs of our transition and path forward as a business. Half of the retention grants, or the Initial Retention Grants, were granted in February 2017. Subject to each individual’s continuous service, 50% of the RSUs subject to these grants vested on February 22, 2018, and the remainder will vest on February 22, 2019. The other half of the retention grants, or the Contingent Retention Grants, were approved subject to stockholder approval of the amendment of the 2011 Equity Incentive Plan, or the 2011 Plan, at our 2017 stockholder annual meeting to increase the authorized shares available thereunder. The grants were made in June 2017. Although each individual could elect to receive stock options in the amount of 1.35 times the number of RSUs, each of the grants was delivered as an RSU. Subject to each individual’s continuous service, 50% of the shares subject to each Contingent Retention Grant will vest on June 2, 2018, and the remainder will vest on June 2, 2019. The two-year vesting schedule for the retention grants was designed to correspond to a critical and transitional two-year period during which the Company would be refocusing our strategic activities to prioritize our emerging clinical and preclinical immuno-oncology portfolio while still allowing us to advance HEPLISAV-B through the FDA review process and an approval decision.

Name	Shares Subject to 2017 RSU Initial Retention Grant	Shares Subject to 2017 RSU Contingent Retention Grant
Eddie Gray	150,000	150,000
Michael S. Ostrach	99,609	99,609
Robert L. Coffman, Ph.D.	109,405	109,405
Robert Janssen, M.D.	93,750	93,750
David F. Novack	90,527	90,527

In February 2018, our Board (upon the recommendation of the Compensation Committee) approved annual long-term equity incentive awards to our NEOs in the form of (i) a stock option to purchase 350,000 shares of our common stock to our CEO and (ii) a stock option to purchase 100,000 shares of our common stock to each of our NEOs, other than our CEO. Before determining the recommended form and size of these grants, the Compensation Committee considered each NEO’s total options outstanding as of December 31, 2017, his performance during 2017, the potential amount that could be realized at different hypothetical stock prices upon exercise of those awards and each NEO’s percentage of ownership of the Company in making these recommendations. The Compensation Committee also reviewed peer group data reference points (the 10th, 25th, 50th, 60th, 75th and 90th percentiles of the market data) with respect to an approximation of grant date fair value and shares as a percentage of total common shares outstanding. In March 2018, Compensation Committee (and the board of directors, with respect to our CEO) approved amending these options to provide that 20% of the shares subject to each option would vest, if at all, upon the Compensation Committee’s certification of certain performance goals. The remaining 80% of each option grant vests over three years, with one-third of the shares subject to each such portion vesting 12 months after the grant date, and the remainder vesting in equal monthly installments thereafter.

2017 Annual Incentive Program – Structure, Goals and Payout Decision

Structure.    Our CEO does not have individual goals separate from the Company’s corporate objectives. For our other NEOs, their total cash incentive payout is typically based on a weighting of 50% corporate and 50% individual goals. Our CEO recommends individual goals for each NEO, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The individual goals for the NEOs are in addition to the general responsibilities each officer has for managing his respective functional or operational area.

2017 Corporate Goals.    In early 2017, the Compensation Committee established the corporate and individual goals described below. While we now are a fully-integrated biopharmaceutical company with a marketed product and robust development programs, at the time we were a clinical stage company, and so our corporate goals were directly aligned with the specific strategic objectives, including advancing the development programs that we continue to believe will create long-term value for stockholders. In January 2018, the Compensation Committee evaluated the accomplishments and performance of the Company against such corporate goals. We have omitted details about the 2017 goals or achievement of goals in the table below only where we believe disclosing such details would result in competitive harm. After its consideration of the Company’s performance, as more specifically described in the following chart, the Compensation Committee rated our 2017 corporate achievement at 125% of our 2017 corporate goals.

Corporate Goal	Weighting	Corporate Achievement	Corporate Achievement Percentage
Oncology: Advance the Pipeline • Advance oncology programs that are in clinical studies • Develop clinical and regulatory strategy and preclinical research support to advance early immuno-oncology programs towards clinical studies • Develop strategy for efficient, scalable chemical synthesis and advancement of one TLR 7/8 agonist compound	55%	The Compensation Committee determined that we exceeded or achieved each goal in this category and that, overall, we exceeded our goals in this category because of several factors, including: • The advancement of the on-going Phase 1b/2 study investigating SD-101 to the dose escalation phase. The early data in patients with metastatic melanoma was encouraging. • The initiation of dosing in a phase 1B dose escalation clinical trial of our investigational inhaled TLR9 agonist, DV281, in patients with non-small cell lung cancer. • The advancement of three TLR 7/8 agonist programs.	60.5%
HEPLISAV-B Advancement • Complete CRL responses and re-submission of BLA to FDA • Respond to FDA information requests and prepare for VRBPAC, to facilitate review completion • Obtain ACIP recommendation in October 2017 or February 2018 meeting depending on timing of approval	35%	The Compensation Committee determined that, overall, we exceeded our goals in this category because of several factors, including: • The achievement of a 12:1 VRBPAC vote supporting the safety of HEPLISAV-B. • The attainment of FDA approval of HEPLISAV-B and an approved label including diabetes data.	52.5%

Corporate Goal	Weighting	Corporate Achievement	Corporate Achievement Percentage

•  Establish distribution service agreements with at least one wholesaler and one specialty distributor

•  Submit supplemental BLA for prefilled syringes and diabetes data within two months of approval

•  In vitro potency assay submission

•  Complete design and approval of dialysis trial and submit IND

•  Develop scalable launch plan

•  The submission of supplemental BLAs for prefilled syringe and in vitro potency assay in Q4. Diabetes BLA supplement not required because data included in approved label.

•  The completion of scalable launch plan.

The dialysis trial design and approval and IND submission in 2017 were not achieved due to the extension of the FDA’s approval decision to November 2017. Unanimous ACIP recommendation was obtained in February 2018.

Sustain the DVAX Business Plan

•  At least one year of cash at year end 2017

•  Control net cash usage within budget

•  Develop and advance Company’s immuno-oncology presence and profile as measured by e.g., (i) oncology scientific meetings and presentations and (ii) establish scientific advisory board and develop key opinion leader relationships

•  Develop business development strategy and, as necessary, secure appropriate partnership to further develop SD-101 in combination with other agents

•  Enable pre-clinical evaluation and validation of double and/or triple combinations by securing access to agents consistent with scientific prioritization

	10%

The Compensation Committee determined that we exceeded or achieved each goal in this category and that, overall, we exceeded our goals in this category because of several factors, including:

•  Financing strategy and effective budget management that resulted in greater cash balance at year- end than we had planned ($196M).

•  Our corporate communications, activities and scientific presentations and the positive news flow from our corporate achievements enabled us to develop and advance the profile of our immuno-oncology program. We also established consulting relationships with key opinion leaders for individual consulting and service on Scientific Advisory Board.

•  Business development strategy for further development of SD-101 in combination with other agents developed and discussions being held regarding securing access to agents.

			12%
Total	100%		125%

The terms used, but not defined above, have the following definitions:

•	“ACIP” is the Centers for Disease Control and Prevention’s Advisory Committee on Immunization Practices.

•	“BLA” is an FDA Biologics License Application.

•	“CRL” is a Complete Response Letter issued by the FDA to communicate it has completed its review of a new drug application and it will not approve the application in its present form.

•	“IND” is an Investigational New Drug Application.

•	“VRBPAC” is the FDA’s Vaccines and Related Biological Products Advisory Committee.

2017 Individual Goals.     As described above, our CEO does not have individual goals separate from the Company’s corporate objectives. For our other NEOs, the total cash incentive payout for 2017 was based on a weighting of 50% corporate and 50% individual goals. Our CEO recommends individual goals for each NEO, which are aligned with our business strategy and linked with corporate goals, and our Compensation Committee approves these goals. The 2017 individual goals for the NEOs include those listed below. These specific goals were in addition to the general responsibilities each officer had for managing his respective functional operational area. In early 2018, based on the recommendation of our CEO, as well as the observations by Compensation Committee members of these officers and its own assessment of each NEO’s effectiveness, the Compensation Committee determined the level of achievement of each NEO’s individual performance goals as follows:

Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Michael S. Ostrach	1. Meet key financial objectives, including securing adequate financing to support HELPLISAV-B launch and oncology clinical development program, and optimize processes for managing financial reporting 2. Develop business and communications strategies that are implementable and target the right opportunities 3. Optimize internal IP function, develop patent prosecution roadmap and file strategic patents related to vaccine and oncology assets	Mr. Ostrach exceeded his individual goals by: • Managing our financing strategy, implementing new processes and securing equity financing which resulted in greater cash balance at year-end than planned; • Substantially contributing to our corporate business and communication strategies; and • Optimizing internal IP function, developing and implementing our patent strategy, and obtaining and filing key patents, including a second HEPLISAV-B use patent.	125%
Robert L. Coffman, Ph.D.	1. Initiate Phase I clinical trial for DV281 for lung cancer, including completion of IND and other prerequisites. 2. Advance preclinical and clinical vaccine and oncology programs 3. Develop and implement strategies that will continue to broaden our scientific platform	Dr. Coffman exceeded his individual goals by: • Guiding the lung cancer project (DV281) to successful initiation of clinical studies; • Playing critical role in gaining approval of HEPLISAV-B; and • Conducting in-depth portfolio review for potential new cancer trials leading to identification of up-to-date, next steps for SD-101 development.	130%

Name	Individual Goals	Individual Achievement	Individual Achievement Percentage
Robert Janssen, M.D.	1. Lead regulatory efforts to obtain FDA-approval of HEPLISAV-B and subsequent ACIP recommendation and post-marketing clinical program 2. Develop and implement clinical, regulatory and medical affairs strategies to advance immuno-oncology and vaccine programs in the clinic, including initiation of DV281 dose-escalation trial 3. Develop and advance Company’s immuno-oncology presence and profile	Dr. Janssen exceeded his individual goals by: • Leading and making invaluable contributions to obtaining FDA approval of HEPLISAV-B; Note: ACIP voted unanimously in favor of HEPLISAV-B recommendation on February 2018. • Supervising and advancing of our oncology and vaccine pipelines, including initiation of DV281 dose-escalation trial in Q4 2017; and • Substantially contributing to KOL meetings, discussions with potential partners and creating various draft manuscripts for submission.	135%
David Novack	1. Deliver on all CMC related activities related to the Company’s BLA submission for commercialization of HEPLISAV-B 2. Develop and implement manufacturing strategies for commercialization of HEPLISAV-B and to advance our immuno-oncology programs in the clinic 3. Continue to implement quality assurance strategies required for a commercial organization	Mr. Novack exceeded his individual goals by: • Implementing our Company’s restructuring at our Dusseldorf manufacturing site and in Berkeley in order to maintain the viability of HEPLISAV-B; • Contributing to the achievement of the resolution of all regulatory requests related to HEPLISAV-B regulatory approval; • Successfully planning and delivering clinical supply for oncology programs; and • Demonstrating leadership and commitment to operational excellence methodologies and the use of metrics to monitor quality and performance.	125%

After making these determinations regarding levels of corporate and individual performance achieved against the pre-established performance goals, the Compensation Committee (and the Board with respect to the CEO) reviewed and approved the cash incentive payouts noted below. As noted above, for the NEOs other than the CEO, the cash incentive payouts are based 50% on achievement of corporate goals and 50% on achievement of individual goals. There were no changes to the NEOs’ target annual cash incentive percentages between 2016 and 2017.

	2017 Target Annual Cash Incentive		2017 Actual Annual Cash Incentive Paid
Name			Achievement of Corporate Goals		Achievement of Individual Goals
	% of Base Salary	$	% of Target Annual Cash Incentive	$*	% of Target Annual Cash Incentive	$*	Total*
Eddie Gray	60%	$360,000	125%	$450,000	N/A	N/A	$450,000
Michael S. Ostrach	50%	$212,500	62.5%	$132,813	62.5%	$132,813	$265,625
Robert L. Coffman, Ph.D.	50%	$233,398	62.5%	$145,874	65%	$151,709	$297,582
Robert Janssen, M.D.	50%	$200,000	62.5%	$125,000	67.5%	$135,000	$260,000
David F. Novack	50%	$193,125	62.5%	$120,703	62.5%	$120,703	$241,406

*	Amounts are rounded to the nearest dollar

Other Executive Compensation Matters

Equity Compensation Policies

Our Compensation Committee approves equity awards for NEOs and authorizes the CEO to approve equity awards for all other employees based on approved pools for annual and new hire grants. NEO awards are approved either at a regularly-scheduled meeting of the Compensation Committee or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or the date the last person executes the unanimous written consent.

The exercise price of stock options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the stock option. We have no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our NEOs or any other employee.

We encourage our NEOs to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines.

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Tax Effects of Executive Compensation

Our Compensation Committee considers the impact of the deduction limitation imposed by section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), in establishing and implementing compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to our “covered employees” unless, under tax laws in effect prior to January 1, 2018, such compensation qualifies as “performance-based compensation” within the meaning of section 162(m). The exception from section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million per taxable year will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of certain ambiguities and uncertainties as to the application and interpretation of section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing section 162(m)’s “performance-based compensation” exception from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for the “performance-based compensation” exception under section 162(m) in fact will. The Compensation Committee reserves the right to modify compensation that was initially intended to satisfy the requirements for the “performance-based compensation” exception under section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

The Compensation Committee also considers the impact of section 409A of the Tax Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Accounting Considerations

The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Recovery Policy

Amounts paid and awards granted under our 2011 Plan are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Act, any clawback policy the Company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC final regulations on the subject become effective.

Compensation Risk Analysis

During fiscal 2017, our Compensation Committee reviewed our compensation policies as generally applicable to our employees in order to determine whether any such programs were likely to present a material risk to the Company. As part of its assessment, the Compensation Committee considered, among other things, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing Company-wide and individual financial, operational and other performance targets, and the nature of our key performance metrics. As a result of this review and analysis, the Compensation Committee’s determined that our policies and programs do not encourage excessive or inappropriate risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

In early 2018, the Compensation Committee discussed with management the Compensation Discussion and Analysis, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Peggy V. Phillips, Chairperson

Dr. Francis R. Cano, Ph.D.

Dr. Daniel Kisner, M.D.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2017, 2016 and 2015, compensation awarded to or paid to, or earned by, NEOs.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation(3)	All Other Compensation(4)	Total
Eddie Gray	2017	$600,000	$2,094,113	$—	$450,000	$2,000	$3,146,113
CEO and Director	2016	$600,000	$—	$2,345,840	$—	$2,000	$2,947,840
	2015	$566,500	$—	$3,004,616	$370,491	$2,000	$3,943,607

Michael S. Ostrach	2017	$425,000	$1,126,060	$—	$265,625	$2,000	$1,818,685
Senior Vice President, Chief Financial Officer, Chief Business Officer	2016	$425,000	$—	$703,752	$—	$2,000	$1,130,752
	2015	$390,000	$—	$1,420,353	$228,150	$2,000	$2,040,503

Robert L. Coffman, Ph.D.	2017	$466,796	$1,223,041	$—	$297,582	$2,000	$1,989,419
Senior Vice President and Chief Scientific Officer	2016	$466,796	$—	$703,752	$—	$2,000	$1,172,548
	2015	$453,200	$—	$1,300,631	$253,792	$2,000	$2,009,623

Robert Janssen, M.D.	2017	$400,000	$1,068,056	$—	$260,000	$2,000	$1,730,056
Chief Medical Officer and Senior Vice President, Clinical Development, Medical and Regulatory Affairs	2016	$400,000	$—	$670,240	$—	$2,000	$1,072,240
	2015	$369,513	$—	$747,816	$206,928	$2,000	$1,326,257

David F. Novack	2017	$386,250	$1,036,148	$—	$241,406	$2,000	$1,665,804
Senior Vice President, Operations and Quality	2016	$386,250	$—	$536,192	$—	$2,000	$924,442
	2015	$375,000	$—	$1,001,539	$210,000	$2,000	$1,588,539

(1)

Represents the aggregate grant date fair value of RSUs granted in the fiscal year in accordance with ASC 718. See note 14 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2018 for a discussion of assumptions we made in determining the compensation costs included in this column. With regard to RSUs with performance-based vesting, the grant date fair value included in the table above assumes the highest level of achievement had been met, and is as follows:

RSUs with Performance- Based Vesting
Name	2017
Eddie Gray	$165,113
Michael S. Ostrach	$37,931
Robert L. Coffman, Ph.D.	$37,931
Robert Janssen, M.D.	$37,931
David F. Novack	$37,931

For further discussion of these performance-based RSUs, see the section entitled “Compensation Discussion and Analysis – 2017 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

(2)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with ASC 718. See note 14 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2018 for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

Represents the annual incentive bonuses earned pursuant to our annual incentive bonus plan for services rendered in the fiscal year. For further discussion see the section entitled “Compensation Discussion and Analysis – 2017 Executive Compensation Decisions – Annual Incentive Plan.”

(4)	Represents $2,000 401(k) matching contribution for each NEO made by the Company in the fiscal year.

GRANTS OF PLAN BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to NEOs during the fiscal year ended December 31, 2017.

Name	Grant Date	Date of Board or Compensation Committee Action to Grant Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Target(2) (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of RSU and Option Awards(4) ($)
Eddie Gray	—	—	$360,000	—	—	—	—	—
	2/22/2017	2/22/2017		—	150,000	—	$—	$600,000
	2/22/2017	2/22/2017		—	111,000	—	$—	$444,000
	3/31/2017	3/31/2017		27,750	—	—	$—	$165,113
	6/2/2017	2/22/2017		—	150,000	—	$—	$885,000
Michael S. Ostrach	—	—	$212,500	—	—	—	—	—
	2/22/2017	2/22/2017		—	99,609	—	$—	$398,436
	2/22/2017	2/22/2017		—	25,500	—	$—	$102,000
	3/31/2017	3/31/2017		6,375	—	—	$—	$37,931
	6/2/2017	2/22/2017		—	99,609	—	$—	$587,693
Robert L. Coffman, Ph.D.	—	—	$233,398	—	—	—	—	—
	2/22/2017	2/22/2017		—	109,405	—	$—	$437,620
	2/22/2017	2/22/2017		—	25,500	—	$—	$102,000
	3/31/2017	3/31/2017		6,375		—	$—	$37,931
	6/2/2017	2/22/2017		—	109,405	—	$—	$645,490
Robert Janssen, M.D.	—	—	$200,000	—	—	—	—	—
	2/22/2017	2/22/2017		—	93,750	—	$—	$375,000
	2/22/2017	2/22/2017		—	25,500	—	$—	$102,000
	3/31/2017	3/31/2017		6,375	—	—	$—	$37,931
	6/2/2017	2/22/2017		—	93,750	—	$—	$553,125
David F. Novack	—	—	$193,125	—	—	—	—	—
	2/22/2017	2/22/2017		—	90,527	—	$—	$362,108
	2/22/2017	2/22/2017		—	25,500	—	$—	$102,000
	3/31/2017	3/31/2017		6,375	—	—	$—	$37,931
	6/2/2017	2/22/2017		—	90,527	—	$—	$534,109

(1)

Represents the target cash incentive award in fiscal year 2017 as further described under “Compensation Discussion and Analysis – Elements of Executive Compensation”; our Annual Incentive Program does not specify minimum or maximum levels.

(2)	Represents the number of RSUs granted in the fiscal year that are subject to performance-based vesting, as described in the “Compensation Discussion and Analysis.”

(3)	Represents the number of RSUs granted in the fiscal year that are subject to time-based vesting, as described in the “Compensation Discussion and Analysis.”

(4)

Represents the aggregate grant date fair value of RSUs granted in fiscal year 2017 in accordance with ASC 718. See Note 14 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2018 for a discussion of the assumptions we made in determining the compensation costs included in this column. With regard to RSUs with performance-based vesting, the grant date fair value assumes the highest level of achievement had been met, is reported in the “Summary Compensation Table.” For further discussion of these performance-based RSUs, see the section entitled “Compensation Discussion and Analysis – 2017 Executive Compensation Decisions – Long-Term Equity Incentive Awards.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN BASED AWARDS TABLE

The material terms of NEOs’ annual compensation and the explanations of the amounts of base salary, annual cash-based incentives, and equity-based awards in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our severance and change in control benefits are described under “Summary of Change in Control and Involuntary Termination Arrangements” in this proxy statement.

As discussed in the “Compensation Discussion and Analysis,” the fiscal year 2017 cash incentive amounts were paid pursuant to the annual cash incentive compensation program, based on the achievement of certain corporate and individual performance goals. Equity-based awards were granted in 2017 under our 2011 Plan and represent a mix of time based and performance based RSUs, as described in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows certain information regarding outstanding equity awards for NEOs as of December 31, 2017.

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Eddie Gray		150,000	—	$22.10	5/1/2013	4/30/2023
	(2)	73,438	1,563	$17.40	1/31/2014	1/30/2024
	(2)	143,750	6,250	$17.10	2/4/2014	2/3/2024
	(2)	159,374	65,626	$16.00	2/9/2015	2/8/2025
	(3)	171,110	108,890	$21.99	2/4/2016	2/3/2023
	(5)	—	—	—	—	—	150,000	$2,805,000
	(6)	—	—	—	—	—	111,000	$2,075,700
	(4)	—	—	—	—	—			27,750	$518,925
	(7)	—	—	—	—	—	150,000	$2,805,000
Michael S. Ostrach		4,000	—	$53.10	2/3/2008	2/2/2018
		3,750	—	$5.40	3/10/2009	3/9/2019
		2,673	—	$15.80	2/19/2010	2/18/2020
		25,000	—	$31.40	1/6/2011	1/5/2021
		18,000	—	$34.80	1/31/2012	1/30/2022
		20,000	—	$30.80	2/5/2013	2/4/2023
	(2)	25,875	1,125	$17.10	2/4/2014	2/3/2024
	(2)	47,458	19,542	$16.00	2/9/2015	2/8/2025
	(2)	16,916	12,084	$28.45	8/27/2015	8/26/2025
	(3)	51,333	32,667	$21.99	2/4/2016	2/3/2023
	(5)	—	—	—	—	—	99,609	$1,862,688
	(6)	—	—	—	—	—	25,500	$476,850
	(4)	—	—	—	—	—			6,375	$119,213
	(7)	—	—	—	—	—	99,609	$1,862,688
Robert L. Coffman, Ph.D.		7,501	—	$53.10	2/3/2008	2/2/2018
		10,000	—	$15.80	2/19/2010	2/18/2020
		30,000	—	$31.40	1/6/2011	1/5/2021
		18,000	—	$34.80	1/31/2012	1/30/2022
		18,000	—	$30.80	2/5/2013	2/4/2023
	(2)	53,124	21,876	$16.00	2/9/2015	2/8/2025
	(2)	9,626	6,875	$28.45	8/27/2015	8/26/2025
	(3)	51,333	32,667	$21.99	2/4/2016	2/3/2023
	(5)	—	—	—	—	—	109,405	$2,045,874
	(6)	—	—	—	—	—	25,500	$476,850
	(4)	—	—	—	—	—			6,375	$119,213
	(7)	—	—	—	—	—	109,405	$2,045,874

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)	Market Value of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Robert Janssen, M.D.		6,000	—	$13.60	4/7/2010	4/6/2020
		2,250	—	$31.40	1/6/2011	1/5/2021
		2,500	—	$36.80	2/1/2012	1/31/2022
		15,000	—	$41.40	10/31/2012	10/30/2022
	(2)	17,250	750	$17.10	2/4/2014	2/3/2024
	(2)	39,666	16,334	$16.00	2/9/2015	2/8/2025
	(3)	48,889	31,111	$21.99	2/4/2016	2/3/2023
	(5)	—	—	—	—	—	93,750	$1,753,125
	(6)	—	—	—	—	—	25,500	$476,850
	(4)	—	—	—	—	—			6,375	$119,213
	(7)	—	—	—	—	—	93,750	$1,753,125
David F. Novack		30,000	—	$21.40	3/25/2013	3/24/2023
	(2)	21,084	916	$17.10	2/4/2014	2/3/2024
	(2)	53,124	21,876	$16.00	2/9/2015	2/8/2025
	(3)	39,111	24,889	$21.99	2/4/2016	2/3/2023
	(5)	—	—	—	—	—	90,527	$1,692,855
	(6)	—	—	—	—	—	25,500	$476,850
	(4)	—	—	—	—	—			6,375	$119,213
	(7)	—	—	—	—	—	90,527	$1,692,855

(1)	Represents the aggregate fair value of RSUs in accordance with ASC 718, based on the last closing price per share as of December 29, 2017 of $18.70.

(2)	Options vest at the rate of 1/4th of the shares on the first anniversary of the vesting commencement date, with 1/48th of the total number of shares vesting each month thereafter.

(3)	Options vests at the rate of 1/3rd of the shares on the first anniversary of the vesting commencement date, with 1/36th of the total number of shares vesting each month thereafter.

(4)	This amount represents the maximum number of shares subject to this stock award. Stock awards will be earned upon achievement of certain performance conditions.

(5)	RSU vested 50% on February 22, 2018 and the remainder will vest on February 22, 2019.

(6)	RSU vested one-third on February 22, 2018, one-third will vest on February 22, 2019 and the remainder will vest on February 22, 2020.

(7)	RSU vests 50% on June 2, 2018 and the remainder will vest on June 2, 2019.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on stock awards that vested, including the number of shares acquired upon vesting and the value realized, determined as described below, for the named executive officers in the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eddie Gray	—	—	50,000	200,000
Michael S. Ostrach	—	—	10,000	57,500
Robert L. Coffman, Ph.D.	7,500	101,172	—	—
Robert Janssen, M.D.	—	—	20,000	260,000
David F. Novack	—	—	20,000	115,000

(1)	The value realized on vesting is determined by multiplying the number of shares of stock by the “spread” between the market value upon exercise and exercise price.

(2)	The value realized on vesting is determined by multiplying the number of shares of stock by the market value of the underlying shares as reported by the Nasdaq Capital Market on the vesting date.

PENSION BENEFITS

None of the NEOs participates in or has an account balance under any pension or qualified or non-qualified defined benefit retirement plans sponsored by the Company.

NON-QUALIFIED DEFERRED COMPENSATION

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Summary of Change in Control and Involuntary Termination Arrangements.

To promote retention of certain key executives, our Board has authorized the Company to enter into Management Continuity and Severance Agreements with each NEO. We refer to the agreements in effect as of December 31, 2017 as the “Management Agreements.” In order to be eligible to receive benefits under the Management Agreements, our NEOs and other officers must execute a general waiver and release of claims, and such release must become effective in accordance with its terms.

Change in Control.

The Management Agreement with Mr. Gray provides that, as of immediately prior to the effective date of a Change in Control (as described below), all of Mr. Gray’s then-outstanding equity awards (including stock options and RSUs) under the 2011 Plan shall automatically accelerate and fully vest, subject to Mr. Gray’s execution and delivery of a release. The table below outlines the potential payments and benefits payable to each current NEO in the event of a Change in Control (without termination of employment) of the Company, assuming such event had occurred on December 31, 2017.

Name	Aggregate Number Of Equity Award Shares Subject to Accelerated Vesting on CIC	Value of Accelerated Equity Awards(1)
Eddie Gray	621,079	$8,393,847
Michael S. Ostrach	—	$—
Robert L. Coffman, Ph.D.	—	$—
Robert Janssen, M.D.	—	$—
David F. Novack	—	$—

(1)

Represents the value of stock and accelerated stock option and award vesting if the event took place on December 31, 2017. The value for RSUs is calculated in accordance with ASC 718, based on the closing price per share on December 29, 2017. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 29, 2017 of $18.70 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Qualifying Termination in Connection with a Change in Control.

Under the Management Agreements, if, on or during the two-year period following a Change in Control (as described below), the NEO’s employment is involuntarily terminated, the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to a specified number of months (24 months for Mr. Gray and 12 months for our other NEOs) of the executive’s then-effective annual base salary;

•	a lump-sum cash payment equal to the NEO’s target annual variable cash compensation (200% of such target for Mr. Gray and 100% of such target for our other NEOs) for the year of termination;

•	cash payments equal to the applicable COBRA premiums for up to the same number of months as the NEO receives in base salary, as set forth in the first bullet (the “COBRA Payment”);

•

acceleration of vesting of all outstanding equity awards at the time of such termination (provided, however, that Mr. Gray will receive accelerated vesting for only those grants that (i) were issued under the 2011 Plan (or any equity plan of a successor company) and (ii) are subject to time-based vesting criteria if issued after the Change of Control); and

•

the extension of exercisability of all stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

In addition, if any payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (1) provided to the NEO in full or (2) reduced to such lesser amount that would result in no portion of such payments being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in the NEO’s receipt, on an after-tax basis, of the greatest amount of such payments.

The Management Agreements generally define a Change in Control to mean the occurrence of a change in the majority ownership of the voting securities of the Company; a merger that results in change in the majority ownership of the voting securities of the Company; the sale of all or substantially all of the assets; or (for all of our NEOs except Mr. Gray) over a period of 12 months or less, when a majority of our Board becomes comprised of individuals who were not serving on our Board as of a specified date, or whose nomination, appointment, or election was not approved by a majority of the directors who were serving on our Board as such specified date.

The table below outlines the potential payments and benefits payable to each NEO in the event such executive’s termination in connection with a Change in Control of the Company, assuming such event had occurred on December 31, 2017.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,920,000	$47,193	$8,393,847	$10,361,040
Michael S. Ostrach	$637,500	$28,761	$4,376,003	$5,042,264
Robert L. Coffman, Ph.D.	$700,194	$23,754	$4,746,875	$5,470,823
Robert Janssen, M.D.	$600,000	$23,754	$4,147,614	$4,771,368
David F. Novack	$579,375	$28,665	$4,042,303	$4,650,343

(1)

Represents the value of accelerated vesting of equity awards if the event took place on December 31, 2017. The value for RSUs is calculated in accordance with ASC 718, based on the closing price per share on December 29, 2017. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 29, 2017 of $18.70 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Involuntary Termination.

Under the terms of the Management Agreements, upon an “involuntary” termination without “cause” or, if applicable, upon a resignation for “good reason” (as defined below), the NEO will, subject to the execution of a release of claims, be entitled to receive:

•	a lump-sum cash payment equal to the specified number of months (ranging from 6 to 24) of the executive’s then-effective annual base salary;

•	the COBRA Payment;

•	accelerated vesting of all equity awards that are held by Mr. Gray on the effective date of termination and subject to time-based vesting criteria; and

•

for Mr. Gray, the extension of exercisability of all vested stock options to purchase the Company’s common stock for a period of 3 years following termination of employment (but in any event not beyond each option’s expiration date).

Under the terms of the Management Agreements:

•

Mr. Gray will receive 24 months of base salary, 200% of his target annual cash incentive, the COBRA Payment, accelerated vesting of his then-outstanding employee stock options and restricted stock awards, and up to 3 years to exercise the vested options; and

•	Our other NEOs will receive 6 months of base salary and the COBRA Payment.

The table below outlines the potential payments and benefits payable to each NEO in the event of such NEO’s involuntary termination had occurred on December 31, 2017.

Name	Severance Payment	Continuation of Benefits	Value of Accelerated Stock Awards(1)	Total
Eddie Gray	$1,920,000	$47,193	$7,874,922	$9,842,115
Michael S. Ostrach	$212,500	$14,380	$—	$226,880
Robert L. Coffman, Ph.D.	$233,398	$11,877	$—	$245,275
Robert Janssen, M.D.	$200,000	$11,877	$—	$211,877
David F. Novack	$193,125	$14,333	$—	$207,458

(1)

Represents the value of accelerated vesting of equity awards that are subject to time-based vesting criteria if the event took place on December 31, 2017. The value for RSUs is calculated in accordance with ASC 718, based on the closing price per share on December 29, 2017. The value for stock option awards is calculated based on the “spread” between the closing price per share on December 29, 2017 of $18.70 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

For purposes of the Management Agreements, “cause” generally means (1) gross negligence or willful misconduct in the performance of duties to the Company, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries; (2) repeated unexplained or unjustified absence from the Company; (3) a material and willful violation of any federal or state law; (4) commission of any act of fraud with respect to the Company; or (5) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

For purposes of the Management Agreements, “good reason” generally means the NEO’s voluntary termination following (1) a material reduction or change in job duties, responsibilities, and requirements inconsistent with the NEO’s position with the Company and his or her prior duties, responsibilities, and requirements, or a material change in the level of management to which the NEO reports; (2) any material reduction of base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation); or (3) the refusal to relocate to a facility or location more than 35 miles from the Company’s current location. The NEO must provide 90 days’ notice of the event giving rise to good reason, give the Company 30 days’ to cure (if curable), and any resignation for good reason must occur within 180 days after the occurrence of the event giving rise to such resignation right.

PAY RATIO DISCLOSURE

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO (“CEO Pay Ratio”). To identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all full-time, part-time, and temporary employees as of December 31, 2017.

•

To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s 2017 base salary (using a reasonable estimate of the hours worked and overtime actually paid during 2017 for hourly employees and actual salary paid for our remaining employees), the target value of annual cash incentive awards, and the value of equity awards granted in 2017 using the same methodology we use for estimating the value of the equity awards granted to our named executive officers and reported in our Summary Compensation Table.

•	In making this determination, we annualized the compensation elements listed above of employees who were employed by us for less than the entire calendar year.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2017.

Using this approach, we determined our median employee. Because the median employee we initially identified had anomalous compensation characteristics due to the employee’s commencement of employment in 2017, we substituted another employee to serve as our median employee who received substantially similar base salary and bonus payments and equity award grants as the initial median employee during 2017. Once the median employee was identified, we then calculated the annual total compensation of this employee for 2017 in accordance with the requirements of the Summary Compensation Table.

For 2017, the median of the annual total compensation of our employees (other than our CEO) was $138,706 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,146,113. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 23 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION PHILOSOPHY

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and

•	Compensating directors appropriately and adequately for their time, effort and experience

The elements of director compensation consist of annual cash retainers and equity awards, as well as customary and usual expense reimbursement in attending Board and committee meetings. In an effort to align the long-term interests of our stockholders and non-employee directors, the mix of cash and equity compensation has historically been, and is currently, weighted more heavily to equity.

The Compensation Committee determines non-employee director compensation, which the full Board reviews and approves upon recommendation from the Compensation Committee. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each non-employee director’s specific expertise and experience. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. Every other year, the Compensation Committee reviews our non-employee director compensation relative to industry practices. Based on this review, and guidance from Arnosti, upon recommendation of the Compensation Committee, effective February 1, 2018, the Board approved an amendment to the Director Compensation Policy to increase the size of the Subsequent Grant described below from 7,500 shares to 15,000 shares of Common Stock, and to increase the additional cash retainer paid to the members of the Audit Committee from $7,500 annually to $10,000 annually.

CASH COMPENSATION ARRANGEMENTS

During 2017, each member of our Board who was not an employee or officer of the Company received the following cash compensation for Board services:

•	A $65,000 annual retainer for service as chairman of the Board and a $40,000 annual retainer for service as a member of the Board.

•	A $20,000 annual retainer for the Chair of the Audit Committee and a $7,500 annual retainer for each additional member of the Audit Committee.

•	A $15,000 annual retainer for the Chair of the Compensation Committee and a $7,000 annual retainer for each additional member of the Compensation Committee.

•	A $10,000 annual retainer for the Chair of the Nominating and Governance Committee and $5,000 annual retainer for each additional member of the Nominating and Governance Committee.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board.

EQUITY AWARDS

Our compensation program for non-employee directors, except with regard to vesting periods as described below, was unchanged in 2017 and provides that:

•

Each director and the chairman of the Board automatically receives an initial equity award, or Initial Grant, consisting of a non-qualified stock option to purchase 15,000 shares and 25,000 shares, respectively, of Dynavax common stock upon the date each such person is elected or appointed to the Board.

•

On the date of each annual meeting of the Company’s stockholders, each non-employee director also automatically receives a subsequent equity award, or Subsequent Grant, consisting of a non-qualified stock option to purchase 7,500 shares of Dynavax common stock. However, the non-employee director’s first Subsequent Grant shall be reduced to 75% of the Subsequent Grant, or 5,625 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 7 and 10 months, 50% of the Subsequent Grant, or 3,750 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 4 and 7 months, and 25% of the Subsequent Grant, or 1,875 shares, if the service period from the non-employee director’s initial election date to the annual meeting is between 1 and 4 months.

Effective as of the 2016 Annual Meeting, each Initial Grant vests in equal annual installments over three years on the anniversary of the grant date. Each Subsequent Grant vests in full on the one-year anniversary of the grant date. The exercise price per share of each Initial Grant and Subsequent Grant shall be one hundred percent of the fair market value per share on the date of grant.

Our Board may approve additional cash and equity awards for our non-employee directors.

DIRECTOR COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2017, certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash (1)	Option Awards(2)(3)	Total
Arnold L. Oronsky, Ph.D.	$72,500	$29,203	$101,703
Laura Brege	$60,000	$29,203	$89,203
Francis R. Cano, Ph.D.	$52,000	$29,203	$81,203
Dennis A. Carson, M.D.	$40,000	$29,203	$69,203
Daniel L. Kisner, M.D.	$57,000	$29,203	$86,203
Peggy V. Phillips	$62,500	$29,203	$91,703
Stanley A. Plotkin, M.D.	$40,000	$29,203	$69,203
Natale Ricciardi	$45,000	$29,203	$74,203

(1)	Consists of fees earned or paid in 2017 for Board and committee meeting membership as described above.

(2)

Represents the aggregate grant date fair value of stock options granted in the fiscal year in accordance with ASC 718. See note 14 of our “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed with the SEC on March 8, 2018, for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

As of December 31, 2017, each non-employee director held stock options to purchase the following numbers of shares of our common stock: Dr. Oronsky held options to purchase 44,950 shares of our common stock; Ms. Brege held options to purchase 27,675 shares of our common stock; Dr. Cano held options to purchase 40,050 shares of our common stock; Dr. Carson held options to purchase 34,750 shares of our common stock; Dr. Kisner held options to purchase 43,450 shares of our common stock; Ms. Phillips held options to purchase 44,950 shares of our common stock; Dr. Plotkin held options to purchase 33,750 shares of our common stock; and Mr. Ricciardi held options to purchase 27,750 share of our common stock.

EQUITY COMPENSATION PLANS

The following table shows activity under our equity compensation plans as of the fiscal year ended December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2004 Stock Incentive Plan	77,774	$27.76	—
2011 Equity Incentive Plan	3,391,610	$19.41	2,100,333
2014 Employee Stock Purchase Plan	—	$—	98,227	(1)
Equity compensation plans not approved by security holders:
2010 Employment Inducement Award Plan(2)	11,450	$16.55	—
2017 Inducement Award Plan(3)	74,800	$18.40	1,125,200

Total	3,555,634	$21.37	3,323,760

(1)

As of December 31, 2017, an aggregate of 98,227 shares remained available for future issuance under the 2014 Employee Stock Purchase Plan, and as of April 9, 2018, up to a maximum of 40,439 shares may be purchased in the current purchase period.

(2)

In order to induce qualified individuals to join our Company, our Board adopted the 2010 Employment Inducement Award Plan, or the 2010 Inducement Plan, effective January 8, 2010, which provided for the issuance of up to 150,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2010 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the Amended 2011 Plan, no additional awards were granted under either the 2004 Stock Incentive Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 2004 Stock Incentive Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the Amended 2011 Plan to the extent such shares would otherwise return to such plans. Awards granted under the 2010 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

(3)

In order to induce qualified individuals to join our Company, on November 28, 2017, our Board adopted the 2017 Inducement Award Plan, or the 2017 Inducement Plan, which provided for the issuance of up to 1,200,000 shares of Company common stock to new employees of the Company. Stockholder approval of the 2017 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). Upon the effectiveness of the 2018 Equity Incentive Plan, no additional awards will be granted under the 2017 Inducement Plan. All shares currently subject to awards outstanding under the 2017 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2018 Equity Incentive Plan to the extent such shares would otherwise return to such plan. Awards granted under the 2017 Inducement Plan have a term of 10 years. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2017 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

In February 2016, our Board adopted Corporate Governance Guidelines that set forth key principles to guide the Board in its exercise of responsibilities and serve the interests of the Company and our stockholders. The Corporate Governance Guidelines were reviewed and updated by the Board in February 2018. Our Corporate Governance Guidelines can be found on the Corporate Governance page under the Investors and Media – Corporate Governance section of our website at www.dynavax.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

STOCKHOLDER OUTREACH AND ENGAGEMENT

Our Board of Directors and management team value the views of our stockholders and we proactively engage with our major stockholders on a regular basis. We believe our outreach efforts help ensure that our stockholders are aware of our governance initiatives and provide us with valuable feedback in order to enhance our governance practices and disclosure to stockholders. In early spring 2018, we contacted 17 of our largest stockholders and we spoke with 100% of the stockholders that wanted to provide us with feedback at that time. The bulk of the stockholders, while appreciating the outreach, did not feel a need to talk at the time. During these discussions we solicited feedback from our stockholders on our corporate governance and executive compensation practices and we specifically discussed our Rights Agreement that was adopted in November 2008 with a ten-year term that is scheduled to expire in November 2018 and our current intention to allow it to expire by its terms. None of the stockholders with which we discussed this matter objected to our approach. Additionally, none of our stockholders expressed any concerns about our about our corporate governance or executive compensation practices.

MAJORITY VOTE POLICY

Our Corporate Governance Guidelines include a provision whereby any nominee for director in an uncontested election would submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board, if such nominee receives a greater number of “Withhold” votes than “For” votes. The Nominating and Corporate Governance Committee would then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market, or Nasdaq listing standards, and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Phillips, Ms. Brege and Mr. Ricciardi as well as Drs. Carson, Cano, Kisner, Oronsky and Plotkin. In making these determinations, the Board found that none of these directors has a material or other disqualifying relationship with the Company.

In determining the independence of Dr. Carson, the Board took into account his role as the university-nominated representative on the evaluation committee to oversee aspects of the agreement between the Regents of the University of California and Dynavax and determined that this relationship would not interfere with Dr. Carson’s exercise of independent judgment in carrying out his responsibilities as a director.

By virtue of his employment with the Company, Eddie Gray, our Chief Executive Officer is not an independent director.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Dr. Oronsky. The duties of the chairman include presiding over all meetings of the Board; preparing the agenda for Board meetings in consultation with the CEO and other members of our Board; calling and presiding over meetings of non-employee directors; and managing the Board’s process for annual evaluation of the CEO. Accordingly, the chairman has substantial ability to shape the work of our Board. Our Board currently believes that separation of the positions of chairman and CEO reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and its stockholders.

Our Board also believes there may be advantages to having an independent chairman for matters such as communications and relations between our Board, the CEO and other senior management and in assisting our Board in reaching consensus on particular strategies and policies. Having a chairman separate from the CEO also allows the chairman to focus on assisting the CEO and other senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession.

BOARD’S ROLE IN RISK OVERSIGHT

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including overseeing our healthcare compliance program pertaining to healthcare laws, regulations and industry standards applicable to pharmaceutical companies. Our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements, oversees the performance of our internal audit function and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and manages the process for annual director self-assessment and evaluation of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met nine times during fiscal year 2017, substantially more frequently than the five or six times per year that the Board normally meets. Despite the substantial increase in the number of Board meetings in 2017, all

Board members, with the exception of Dr. Plotkin, attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which the member served, held during the period of service as a director or committee member. In addition to his contribution to the Company at Board meetings, Dr. Plotkin made substantial contributions to the Company in 2017, including speaking at the July meeting of the FDA’s Vaccines and Related Biological Products Advisory Committee in favor of HEPLISAV-B approval (the Committee voted 12-1 with 3 abstentions in favor of approval) and meeting with management throughout the year, including pertaining to HEPLISAV-B and our immuno-oncology program.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership and meeting information for fiscal year 2017 for each of the Board committees:

Name	Audit		Compensation		Nominating
Arnold L. Oronsky, Ph.D.	X
Francis R. Cano, Ph.D.			X		X
Laura Brege	X	*
Daniel L. Kisner, M.D.			X		X	*
Peggy V. Phillips	X		X	*
Natale Ricciardi					X
Total Members	3		3		3
Total Meetings	4		7		2

*	Committee Chairperson

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq listing standards and related rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee for 2017 was comprised of three directors: Ms. Brege (Chairperson), Dr. Oronsky and Ms. Phillips. In addition to determining that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards), the Board determined that Ms. Brege qualified as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including Ms. Brege’s formal education and experience as a chief financial officer. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance.

Among other things, the charter specifically requires our Audit Committee to:

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of the Company’s financial statements;

•	appoint, compensate, and oversee the work of the Company’s independent registered public accounting firm;

•	approve and monitor all audit and non-audit services performed by the Company’s independent registered public accounting firm;

•	investigate, review and report the propriety and ethical implications of any transactions between the Company and any related persons;

•	consult and discuss with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal controls over financial reporting;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review and evaluate the Company’s accounting principles and systems of internal controls; and

•

review and discuss the disclosure of the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for auditing or reviewing those financial statements. The Audit Committee monitors and reviews these processes.

Report of the Audit Committee of the Board of Directors

During 2017, the Audit Committee met on four occasions. During these meetings the Committee met with Ernst & Young, without the presence of the Company’s management. During the course of these meetings, we:

•

discussed with management and Ernst & Young management’s continued testing and evaluation of its system of internal control over financial reporting. We also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K, or Annual Report, related to its audit of the effectiveness of the Company’s internal control over financial reporting;

•

reviewed and discussed with management and Ernst & Young the annual audited financial statements before filing the Annual Report with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as applicable auditing standards require us to discuss; the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees (“AS 1301”), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and recommended to the Board that the financial statements should be included in the Annual Report;

•

reviewed and discussed with management and Ernst & Young the Company’s quarterly unaudited financial statements before the issuance of its quarterly financial results press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young significant financial reporting matters, including liquidity and capital requirements, and the accounting for significant transactions;

•	appointed and oversaw the work and compensation of Ernst & Young, including the review of engagement agreement terms;

•

reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young by (1) reviewing Ernst & Young’s proposed audit scope, approach, compensation and independence; (2) obtaining written statements and disclosures from Ernst & Young regarding relationships and services with the Company which may impact independence as required by Ethics and

Independence Rule 3526, “Communications with Audit Committees Concerning Independence”; (3) discussing with Ernst & Young the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and whether there were disagreements with management; and (4) obtaining assurance from Ernst & Young that the requirements of Section 10A of the Exchange Act have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Based on our reviews and discussions as described above, and based on the report of Ernst & Young, we recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report for the year ended December 31, 2017, filed with the SEC. We also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2018. In making this recommendation, we considered whether Ernst & Young’s provision of services other than audit services is compatible with maintaining independence of our independent registered public accounting firm. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their Annual Meeting to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Ms. Laura Brege, Chairperson

Dr. Arnold L. Oronsky, Ph.D.

Ms. Peggy V. Phillips

Compensation Committee

Our Compensation Committee is composed of three directors: Ms. Phillips (Chairperson) and Drs. Kisner and Cano. All members of the Compensation Committee are independent as required by Nasdaq Rule 5605(d) (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), are “outside directors” for purposes of Section 162(m) of the Code and are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/corporate-governance. Among other things, the charter specifically requires our Compensation Committee to:

•

Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and recommend to the Board the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years;

•	annually review and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•	annually review Director compensation and make recommendation to the Board;

•

administer the Company’s incentive-compensation plans and equity-based plans as in effect and as adopted from time to time by the Board provided that the Board shall retain the authority to interpret such plans;

•

annually review and approve for the Company’s executive officers as defined in Rule 16a-1(f) of the Exchange Act: i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels; and iv) employment agreements, severance agreements, change of control agreements/provisions and any other compensatory arrangements, in each case as, when and if appropriate;

•	make regular reports to the Board; and

•

perform such other functions and have such other powers consistent with the Compensation Committee Charter, the Company’s Bylaws and governing laws as the Compensation Committee or the Board may deem appropriate.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. Our Compensation Committee has authorized and delegated authority to our CEO to grant stock options to employees and consultants who are not officers of the Company from pre-approved pools and in accordance with guidelines designated for new hire and annual grants. The purpose of this delegation is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-executive employees, particularly new employees, within specified limits and values approved by our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, Ms. Phillips and Drs. Cano and Kisner, each served as a member of the Compensation Committee. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2017. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of three directors: Drs. Kisner (Chairperson) and Cano, and Mr. Ricciardi. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and identifying with the CEO candidates for appointment or election to the Board.

In identifying potential director candidates, the Nominating and Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. At this time, the Nominating and Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. While the Nominating and Governance Committee does not have such a formal policy, it will consider such a recommendation, as reflected by its decision to recommend Mr. Ricciardi to the Board following a stockholder recommendation. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation. In the case of a new director candidate, the Nominating and Governance Committee also determines whether the nominee is independent based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration, familiarity with the Company’s industry, and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. In addition, our Nominating and Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of backgrounds and experience, including with respect to age, gender, international background, race and specialized experience. Each year, our Nominating and Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

The Nominating and Governance Committee discussed committee business a number of times during the year and held two formal meetings. The Nominating and Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investors.dynavax.com/corporate-governance.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Board by directing comments, concerns, and questions to the Corporate Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be filtered, including product complaints or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, or business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Stockholders may also communicate with our Board as a group through our website at http://investors.dynavax.com/contact-us. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairperson of the Audit Committee. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.

CERTAIN TRANSACTIONS

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the sections entitled “Executive Compensation” and “ Director Compensation,” other than with respect to the indemnification agreements described below.

Related Persons Transactions and Indemnification

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Dynavax as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Company’s website at http://investors.dynavax.com/corporate-governance.

Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Dynavax of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by our executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Dynavax, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Dynavax and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Transactions With Related Persons

We have no related person transactions to report.

Indemnity Agreements

We have entered into indemnity agreements with some of our officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. The indemnity agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Dynavax Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at http://investors.dynavax.com/corporate-governance and upon written request. We will provide a written copy of the Dynavax Code of Business Conduct and Ethics to anyone without charge, upon request written to Dynavax Technologies Corporation, Attention: Chief Compliance Officer, 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, (510) 848-5100. If we make any substantive amendments to or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. There have been no waivers under the Code of Business Conduct and Ethics as of April 9, 2018.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2018 by: (i) each director and nominee for director; (ii) the NEOs; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Holder	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
5% Stockholders:

BlackRock, Inc.(4)	3,873,883	6.29%
40 East 52nd Street
New York, New York 10022
Point72 Asset Management, L.P.(5)	3,811,437	6.19%
72 Cummings Point Road
Stamford, CT 06902
State Street Corporation(6)	4,580,203	7.44%
One Lincoln Street
Boston, MA 02111

NEOs and Directors (1)
Eddie Gray(7)	890,454	1.43%
Michael S. Ostrach(8)	298,079	*
Robert L. Coffman, Ph.D.(9)	272,311	*
Robert Janssen, M.D.(10)	228,636	*
David F. Novack(11)	222,192	*
Arnold L. Oronsky, Ph.D.(12)	74,956	*
Laura Brege (13)	19,675	*
Francis R. Cano, Ph.D.(14)	34,550	*
Dennis A. Carson, M.D.(15)	34,062	*
Daniel L. Kisner, M.D.(16)	37,450	*
Peggy V. Phillips(17)	51,252	*
Stanley A. Plotkin, M.D.(18)	27,250	*
Natale Ricciardi(19)	20,250	*
All executive officers and directors as a group (13 persons)(20)	2,211,117	3.47%

*	Less than one percent.

(1)	The address of each of the NEOs and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after January 31, 2018, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 61,602,148 shares of our common stock outstanding as of January 31, 2018, adjusted as required by the rules of the SEC.

(4)

This information is based solely on a Schedule 13G/A filed by BlackRock, Inc., on January 29, 2018, with the SEC. BlackRock beneficially owns and has sole dispositive power over 3,873,883 shares of common stock, of which 3,768,756 are held with sole voting power. The address of the principal business and office of BlackRock, Inc. and its affiliates is BlackRock Inc., 40 East 52nd Street, New York, NY 10022. The Schedule 13G/A provides information only as of December 31, 2017, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2017 and January 31, 2018.

(5)

This information is based solely on a Schedule 13G/A filed by Point72 Asset Management, L.P. on February 14, 2018, with the SEC. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages and beneficially owns 3,811,437 shares and has no sole dispositive or sole voting power. The address of the principal business and office of Point72 Asset Management, L.P. is, 72 Cummings Point Road, Stamford, CT 06902. The Schedule 13G/A provides information only as of December 31, 2017, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2017 and January 31, 2018.

(6)

This information is based solely on a Schedule 13G filed by State Street Corporation on February 14, 2018, with the SEC. State Street Corp. beneficially owns 4,580,203 shares and has no sole dispositive or sole voting power. The address of the principal business and office of State Street Corp. is, One Lincoln Street, Boston, MA 02111. The Schedule 13G provides information only as of December 31, 2017, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2017 and January 31, 2018.

(7)

Consists of 35,573 shares of common stock owned directly by Mr. Gray, restricted stock awards to be converted into 112,000 shares of common stock within 60 days of January 31, 2018 and options to purchase 742,881 shares of common stock exercisable within 60 days of January 31, 2018.

(8)

Consists of 14,646 shares of common stock owned directly by Mr. Ostrach, restricted stock awards to be converted into 58,305 shares of common stock within 60 days of January 31, 2018 and options to purchase 225,128 shares of common stock exercisable within 60 days of January 31, 2018.

(9)

Consists of 6,308 shares of common stock owned directly by Dr. Coffman, restricted stock awards to be converted into 63,203 shares of common stock within 60 days of January 31, 2018 and options to purchase 202,800 shares of common stock exercisable within 60 days of January 31, 2018.

(10)

Consists of 30,790 shares of common stock owned directly by Dr. Janssen, 948 of which were purchased through the employee stock purchase plan; restricted stock awards to be converted into 55,375 shares of common stock within 60 days of January 31, 2018 and options to purchase 142,471 shares of common stock exercisable within 60 days of January 31, 2018.

(11)

Consists of 14,174 shares of common stock owned directly by Mr. Novack, 1,671 of which were purchased through the employee stock purchase plan; restricted stock awards to be converted into 53,764 shares of common stock within 60 days of January 31, 2018 and options to purchase 154,254 shares of common stock exercisable within 60 days of January 31, 2018.

(12)	Consists of 37,506 shares of common stock owned directly by Dr. Oronsky and options to purchase 37,450 shares of common stock exercisable within 60 days of January 31, 2018.

(13)	Consists of options to purchase 19,675 shares of common stock exercisable within 60 days of January 31, 2018.

(14)	Consists of 2,000 shares of common stock owned directly by Dr. Cano and options to purchase 32,550 shares of common stock exercisable within 60 days of January 31, 2018.

(15)	Consists of 6,812 shares of common stock owned directly by Dr. Carson and options to purchase 27,250 shares of common stock exercisable within 60 days of January 31, 2018.

(16)	Consists of 1,500 shares of common stock owned directly by Dr. Kisner and options to purchase 35,950 shares of common stock exercisable within 60 days of January 31, 2018.

(17)	Consists of 13,802 shares of common stock owned directly by Ms. Phillips and options to purchase 37,450 shares of common stock exercisable within 60 days of January 31, 2018.

(18)	Consists of 1,000 shares of common stock owned directly by Dr. Plotkin and options to purchase 26,250 shares of common stock exercisable within 60 days of January 31, 2018.

(19)	Consists of options to purchase 20,250 shares of common stock exercisable within 60 days of January 31, 2018.

(20)

Total number of shares includes 164,111 shares of common stock in aggregate held as of January 31, 2018, by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes restricted stock awards to be converted into 342,647 shares of common stock within 60 days of January 31, 2018 and options to purchase 1,704,359 shares of common stock exercisable within 60 days of January 31, 2018.

PERFORMANCE GRAPH

The chart below compares total stockholder return on an investment of $100 in cash on December 31, 2012, for: our common stock, The Nasdaq Stock Market (U.S. companies), and the Nasdaq Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.

Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Dynavax Technologies Corporation under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Steven N. Gersten
Steven N. Gersten Secretary

April 20, 2018

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is available without charge upon written request to: Dynavax Technologies Corporation, Attention: Corporate Secretary, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

Appendix A

DYNAVAX TECHNOLOGIES CORPORATION

2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 8, 2018

[APPROVED BY THE STOCKHOLDERS:             , 2018]

1.	GENERAL.

(a) Successor to and Continuation of 2011 Plan. The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”). Following the Effective Date, no additional awards may be granted under the 2011 Plan or the Dynavax Technologies Corporation 2017 Inducement Award Plan (the “2017 Inducement Plan”) (each of the 2011 Plan and 2017 Inducement Plan, a “Prior Plan”). Any unallocated shares remaining available for grant under the 2011 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2011 Plan’s Available Reserve”) will cease to be available under the 2011 Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)(i)) and be then immediately available for grant and issuance pursuant to Awards granted under this Plan. From and after 12:01 a.m. Pacific Time on the Effective Date, except as provided in Sections 9(c), 9(d) and 9(e), all outstanding stock awards granted under either of the Prior Plans (each, a “Prior Plan Award”) will remain subject to the terms of the applicable Prior Plan; provided, however, that the following shares of Common Stock subject to any outstanding Prior Plan Award (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)(i)) as and when such shares become Prior Plans’ Returning Shares and will become available for grant and issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Subject to Section 4, Employees and Directors are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; and (vii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which such persons may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award, (E) the number of shares of Common Stock subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value of the Common Stock pursuant to Section 13(w)(iii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

(g) Minimum Vesting Requirements. No Award may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.

(h) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed (A) [            ]1 shares (which number is the sum of (i) the number of shares ([            ])2 subject to the 2011 Plan’s Available Reserve and (ii) an additional 5,000,000 new shares), plus (B) the Prior Plans’ Returning Shares, if any, which become available for issuance under this Plan from time to time (such aggregate number of shares described in (A) and (B), the “Share Reserve”).

(ii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by (A) one share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan and (B) 1.28 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.

(iii) Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by (A) one share for each Prior Plans’ Returning Share or 2018 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award and (B) 1.28 shares for each Prior Plans’ Returning Share or 2018 Plan Returning Share subject to a Full Value Award.

(iv) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available for Subsequent Issuance. The following shares of Common Stock (collectively, the “2018 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

[1]	To be determined on date of 2018 Annual Meeting of Stockholders.
[2]	To be determined on date of 2018 Annual Meeting of Stockholders.

(ii) Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award or a Prior Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award or a Prior Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award or a Prior Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under either of the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,000,000 shares.

(d) Non-Employee Director Compensation Limit. The aggregate value of all cash and equity-based compensation granted or paid, as applicable, by the Company to any individual for service as a Non-Employee Director with respect to any fiscal year of the Company will not exceed (i) a total of $200,000 with respect to any such cash compensation and (ii) $800,000 in total value with respect to any such equity-based compensation (including Awards and any other equity-based awards), calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Awards other than Incentive Stock Options may be granted to Employees and Directors; provided, however, that Awards may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price (per share) of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant of such Option and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of seven years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price (per share) of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or stock appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Payment of Exercise Price for Options. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.

(i) By cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) By delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) If an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) In any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(g) and any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time period, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time period, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6.	PROVISIONS OF AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

(v) Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c) Performance Stock Awards.

(i) General. A Performance Stock Award is an Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Board Discretion. With respect to any Performance Stock Award, the Board retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals on the basis of any considerations as the Board, in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise or strike price (per share) less than 100% of the Fair Market Value of the Common Stock on the date of grant) may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A

Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock

Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Transactions. In the event of a Transaction, the provisions of this Section 9(c) will apply to each outstanding Award and Prior Plan Award, in each case unless otherwise provided in the instrument evidencing the Award or Prior Plan Award (as applicable), in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Award or Prior Plan Award (as applicable).

(i) Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards and/or Prior Plan Awards or may substitute similar stock awards for any or all outstanding Awards and/or Prior Plan Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards and/or Prior Plan Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award or Prior Plan Award, to substitute a similar stock award for only a portion of an outstanding Award or Prior Plan Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards and/or Prior Plan Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards and/or Prior Plan Awards, or substitute similar stock awards for outstanding Awards and/or Prior Plan Awards, then with respect to any such Awards and/or Prior Plan Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards and Prior Plan Awards will be accelerated in full to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards and Prior Plan Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards and Prior Plan Awards will lapse (contingent upon the closing or completion of the Transaction).

(iii) Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards and/or Prior Plan Awards, or substitute similar stock awards for outstanding Awards and/or Prior Plan Awards, then with respect to any such Awards and/or Prior Plan Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards and Prior Plan Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards and Prior Plan Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award or Prior Plan Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide, in its sole discretion, that the Participant may not exercise such Award or Prior Plan Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award or Prior Plan Award immediately prior to the effective time of the Transaction (including, at the discretion of the Board, any unvested portion of such Award or Prior Plan Award), over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(d) Change in Control. An Award or Prior Plan Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or award agreement for such Prior Plan Award (as applicable), in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

(e) Prior Plan Awards. For clarity, with respect to any Prior Plan Award, the terms set forth in Sections 9(c) and 9(d) will supersede any terms set forth in the applicable Prior Plan regarding the treatment of such Prior Plan Award in the event of a Corporate Transaction (as defined in the applicable Prior Plan) or Change in Control (as defined in the applicable Prior Plan).

(f) Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to the Participant. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Participant and the Company within 15 calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 8, 2018, which is the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Appreciation Award” means (i) a stock option or stock appreciation right granted under any of the Prior Plans or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(d) “Award” means an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of one or more of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties. The determination that a termination of a Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by the Participant will have no effect upon any determination of the rights or obligations of the Company or the Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) over a period of 12 months or less, individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards and/or Prior Plan Awards (as applicable) subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards and/or Prior Plan Awards (as applicable) subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of”

the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan, which is the date of the Annual Meeting of Stockholders of the Company held in 2018, provided that this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) Unless otherwise provided by the Board, if the Common Stock is listed on any established stock exchange or traded on any established market, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Full Value Award” means (i) a stock award granted under any of the Prior Plans or (ii) an Award, in each case that is not an Appreciation Award.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh) “Participant” means (i) with respect to any Award, a person to whom such Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award, and (ii) with respect to any Prior Plan Award, a person to whom such Prior Plan Award is granted pursuant to any Prior Plan or, if applicable, such other person who holds an outstanding Prior Plan Award.

(ii) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price or stock price performance; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing for a product candidate or other product development milestones; (xxxiv) acquisitions, divestitures, joint ventures, strategic alliances, licenses or collaborations; (xxxv) spin-offs, split-ups, reorganizations, recapitalizations, restructurings, financings (debt or equity) or refinancings; (xxxvi) manufacturing or process development, clinical trial, regulatory, intellectual property, compliance or research objectives; and (xxxvii) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable Award Agreement.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and/or the award of an annual cash incentive under the Company’s Annual Incentive Program; (x) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (xi) to make other appropriate adjustments selected by the Board.

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means an Award granted under the terms and conditions of Section 6(c).

(mm) “Plan” means this Dynavax Technologies Corporation 2018 Equity Incentive Plan.

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss) “Rule 405” means Rule 405 promulgated under the Securities Act.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(uu) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(vv) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(xx) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(yy) “Transaction” means a Corporate Transaction or a Change in Control.

Appendix B

DYNAVAX TECHNOLOGIES CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 10, 2014

APPROVED BY THE STOCKHOLDERS: MAY 28, 2014

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 22, 2016

APPROVED BY THE STOCKHOLDERS: MAY 31, 2016

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 8, 2018

[APPROVED BY THE STOCKHOLDERS:             , 2018]

1.	GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 850,000 shares of Common Stock, which number is the sum of (i) 50,000 shares that were approved at the Company’s 2014 Annual Meeting of Stockholders,1 (ii) an additional 200,000 shares that were approved at the Company’s 2016 Annual Meeting of Stockholders, and (iii) an additional 600,000 shares that were approved at the Company’s 2018 Annual Meeting of Stockholders.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

[1]	The 500,000 shares approved at the Company’s 2014 Annual Meeting of Stockholders were adjusted to 50,000 shares pursuant to a 1-for-10 reverse stock split effective November 7, 2014.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 10% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first full payroll period beginning on the Offering Date. If permitted in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Upon either (i) termination of a Participant’s employment relationship with the Company or a Related Corporation that has been designated as eligible to participate in the Plan or (ii) any other circumstance or event that causes a Participant to no longer be eligible to participate in an Offering, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest and such individual’s outstanding Purchase Rights under such Offering will terminate immediately (subject to any post-employment participation period required by law).

For purposes of the Plan, the employment relationship will be treated as continuing intact while an individual is on military leave, sick leave or other bona fide leave of absence approved by the Company or a Related Corporation, if applicable, if the period of such leave does not exceed three months, or if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation, if applicable, is provided either by statute or by contract.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering, the Company will have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.	DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. If a Participant is married and the designated beneficiary is not the Participant’s spouse, the Company may require spousal consent for such designation to be effective. The Company may, but is not obligated to, permit the Participant (subject to spousal consent, if applicable and required by the Company) to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights; and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent or subsidiary company) will assume or continue outstanding Purchase Rights or will substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption, continuation or substitution, to shorten any Offerings then in progress by setting a new Purchase Date prior to the Corporate Transaction (the “New Purchase Date”). If the Board sets a New Purchase Date pursuant to the preceding sentence, then the Board will notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s outstanding Purchase Rights has been changed to the New Purchase Date and that either:

(i) the Participant’s outstanding Purchase Rights will be exercised automatically on the New Purchase Date, unless the Participant withdraws from the applicable Offering prior to the New Purchase Date in accordance with Section 7(b), and such Purchase Rights will terminate immediately after such exercise; or

(ii) in lieu of such exercise, the Company will pay to the Participant on the New Purchase Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the difference in the Fair Market Value of the shares of Common Stock subject to the Participant’s outstanding Purchase Rights on the New Purchase Date and the applicable exercise price due had such Purchase Rights been exercised automatically under Section 11(b)(i) above, and such Purchase Rights will terminate immediately after such payment.

12.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the date of the annual meeting of stockholders of the Company held in 2014, provided the Plan is approved by the Company’s stockholders at such meeting. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a), materially amended) by the Board.

14.	MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

15.	DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines will not be a Corporate Transaction.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.

(o) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(s) “Plan” means this Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

DYNAVAX TECHNOLOGIES CORPORATION
ATTN: STEVEN N. GERSTEN
2929 SEVENTH STREET, SUITE 100
BERKELEY, CA 94710
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E46043-P03322
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DYNAVAX TECHNOLOGIES CORPORATION
The Board of Directors recommends a vote FOR the listed nominees:
1. Election of Directors
Nominees:
01) Arnold L. Oronsky, Ph.D.
02) Francis R. Cano, Ph.D.
03) Peggy V. Phillips
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To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5.
2. To approve the Dynavax Technologies Corporation 2018 Equity Incentive Plan.
3. To amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000.
4. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
5. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending
December 31, 2018.
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NOTE: To conduct any other business properly brought before the meeting or any adjournment thereof.
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Date

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E46044-P03322
DYNAVAX TECHNOLOGIES CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DYNAVAX TECHNOLOGIES CORPORATION
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
May 31, 2018
The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2018, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and hereby appoints Eddie Gray and Michael Ostrach, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2018 Annual Meeting of Stockholders of the Company to be held on May 31, 2018 at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.
THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN FAVOR OF THE COMPANY’S PROPOSALS AS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
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